                                                                     EX-10(nn)


                             WIND TURBINE EQUIPMENT

                         SALES AND INSTALLATION CONTRACT

                                TABLE OF CONTENTS

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                                                                          Page
1.    DEFINITIONS OF TERMS.................................................-1-

2.    SALE AND PURCHASE OF THE FACILITY AND PERFORMANCE OF THE WORK.......-10-

3.    OTHER PROJECT WORK..................................................-11-

4.    WTG AND EQUIPMENT SUPPLY AND DELIVERY...............................-12-

5.    INSTALLATION OF THE FACILITY........................................-13-

6.    OTHER RESPONSIBILITIES OF VESTAS-AMERICAN...........................-14-

7.    OBLIGATIONS OF THE CORPORATION......................................-19-

8.    TOWER FOUNDATIONS...................................................-23-

9.    TIME FOR COMPLETION.................................................-23-

10.   FACILITY PRICE......................................................-25-

11.   PAYMENT OF FACILITY PRICE...........................................-27-

12.   ACCEPTANCE TESTING AND SUBSTANTIAL COMPLETION.......................-30-

13.   FINAL ACCEPTANCE....................................................-33-

14.   RISK OF LOSS........................................................-34-

15.   CHANGE ORDERS.......................................................-35-

16.   SUBCONTRACTORS AND SUPPLIERS........................................-36-

17.   ROYALTIES AND PATENTS...............................................-37-

18.   TERMINATION AND SUSPENSION..........................................-37-

19.   WARRANTIES..........................................................-40-


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

20.   FORCE MAJEURE.......................................................-42-

21.   INSURANCE...........................................................-43-

22.   LIMITATION ON DAMAGES...............................................-48-

23.   REPRESENTATIONS AND WARRANTIES......................................-48-

24.   INDEMNITY...........................................................-51-

25.   INTELLECTUAL PROPERTY RIGHTS........................................-53-

26.   NOTICES.............................................................-54-

27.   INSPECTION..........................................................-55-

28.   MISCELLANEOUS.......................................................-56-


LIST OF EXHIBITS

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

Exhibit "A"   Detailed Plan
Exhibit "B"   Facility Description
Exhibit "C"   Final Acceptance Certificate
Exhibit "D"   General Design and Plans
Exhibit "E"   Payment Schedule
Exhibit "F"   Preliminary Acceptance Certificate
Exhibit "G"   Project Site
Exhibit "H"   Project Timeline
Exhibit "I"   Test and Inspection Procedures
Exhibit "J"   Tower Foundation Designs and Specifications
Exhibit "K"   Access Requirements
Exhibit "L"   Parent Guaranty
Exhibit "M"   Form of Amendment
Exhibit "N"   Standard Warranty
Exhibit "O"   Payment Security (Form of Letter of Credit)
Exhibit "P"   V47 Facility Price Breakdown
Exhibit "Q"   V66 Facility Price Breakdown


                             WIND TURBINE EQUIPMENT
                         SALES AND INSTALLATION CONTRACT

      This WIND TURBINE EQUIPMENT SALES AND INSTALLATION CONTRACT (this "Contract") is made and entered into this day of _____________, 1998 (the "Effective Date") by and between York Research Corporation, a Delaware corporation (the "Corporation"), and Vestas-American Wind Technology, Inc., a California corporation ("Vestas-American" or "Contractor"), in light of the following facts and circumstances:

      A. The Corporation is developing a wind energy project located in Howard County near the city of Big Spring, Texas consisting of forty-six (46) wind turbine generators having an aggregate capacity of approximately thirty-four
(34) megawatts (the "Project"). The electricity generated by the Project will be sold to TU Electric Company (the "Utility") pursuant to the Power Purchase Agreement (defined in Section 1 below).

      B. The Corporation wishes to retain Vestas-American to supply, deliver, erect, install, start-up, test and commission the Wind Turbine Generators (defined in Section 1 below), the Towers (defined in Section 1 below) and certain other equipment.

      C. Vestas-American wishes to sell such equipment and provide such installation services on the terms and conditions set forth in this Contract.

      NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants set forth herein, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS OF TERMS.

      Whenever used in this Contract, the following terms shall have the following respective meanings:

      1.1. Acceptance Testing: The testing of the WTGs and each of the Phases as set forth in Section 12 to determine whether the WTGs, the Phases and the Facility are fully operational to permit Substantial Completion.

      1.2. Affiliate: Any person or entity controlling, controlled by or under direct common control with, the Corporation or Vestas-American, as the case may be, and, in the case of Vestas-American, any entity under direct control by the same person or entity directly controlling Vestas-American.

      1.3. Applicable Laws: All laws, treaties, ordinances, statutes, rules, regulations, codes, orders and interpretations thereof of any federal, state, county, municipal, regional, environmental or other governmental body, agency or authority of the United States having jurisdiction over the Job Site, performance of the Work or other services to be performed hereunder and construction of the Facility.

      1.4. Applicable Permits: Any valid waiver, exemption, variance, franchise, permit, authorization, license or similar order of or from any federal, state, county, municipal, regional, environmental or other governmental body, agency or authority having jurisdiction over the Job Site, performance of the Work or any other services to be performed hereunder. Such Applicable Permits shall include any necessary sign-offs, certifications or approvals required by the applicable governmental body, agency or authority.

      1.5. Approved by the Project Manager: With respect to any matter that requires the approval of the Project Manager, the term "Approved by the Project Manager" means that the Project Manager, on behalf of the Corporation, has reviewed such matter and concurs that it complies with the General Designs and Plans, which approval shall be solely for the convenience of Vestas-American. However, such term does not denote or connote that the Corporation or the Project Manager in any way has assumed any responsibility for the installation means or materials which are and will remain the responsibility and liability of Vestas-American pursuant to the terms and conditions of the Contract Documents.

      1.6. As-Built Drawings: Final drawings of the installed WTGs (not to include design and manufacturing drawings) and Towers.

      1.7. Bankruptcy Event: Shall have the meaning set forth in Section 18.1 of this Contract.

      1.8. Business Day: Any day other than a day on which banks located in California or Texas are required or authorized by law or by executive order to close.

      1.9. Change in Law: (i) the enactment, adoption, promulgation, modification or repeal after the date of this Contract of any Applicable Law(s); or (ii) the imposition of any material conditions on the issuance or renewal of any Applicable Permit after the date of this Contract (notwithstanding the general requirements contained in any Applicable Permit at the time of application or issue to comply with future laws, ordinances, codes, rules, regulations or similar legislation), which in the case of either (i) or (ii), establishes requirements affecting the design, construction, start-up, conduct of Acceptance Testing, Facility Price, Project Timeline or Payment Schedule in respect of the Facility which make them materially more burdensome than the requirements specified in this Contract, provided that a change in federal, state, county or any other income tax law after the date of the Contract shall not be a Change in Law pursuant to this Contract.

      1.10. Change Order: A written order, issued under Sections 9 or 15 hereof, signed by the Corporation and Vestas-American authorizing an addition, deletion or revision of the Work and/or materials or equipment within the general scope of the Contract Documents and, if applicable, authorizing an adjustment in the Facility Price, and/or a change in the Project Timeline.

      1.11. Communication System: Either the Second Wind Inc. ("Second Wind") communication system consisting of Second Wind's Advanced Distributed Monitoring System comprised of an on-site supervisor computer, off-line project analyst software, communicating turbine monitors, meteorological stations and a system communication network, or a communication system supplied by an entity reasonably acceptable to Vestas-American and which is not a competitor of, or a parent, subsidiary or affiliate of a competitor of Vestas-American or Vestas Wind Systems.

      1.12. Construction Financing: The binding loan or other credit support documentation between a Lender and the Owner pursuant to which such Lender agrees to finance in whole or in part the cost of the design, engineering, procurement, construction, start-up, testing and initial operation of the Project.

      1.13. Construction Manager: The Person designated by the Contractor, and approved by Corporation, prior to commencement of the Work, to be its construction manager to carry out its responsibilities under this Contract. The designated Construction Manager may not be changed during the term of this Contract without the written consent of the Corporation, which consent shall not be unreasonably withheld.

      1.14. Consulting Engineer: The Consulting Engineer (or Engineers) designated by the Corporation for itself or on behalf of any Lender.

      1.15. Contract: This Wind Turbine Equipment Sales and Installation Contract, including all exhibits and schedules attached hereto, as the same may be amended from time to time.

      1.16. Contract Documents: The Change Orders, Contract, Detailed Plan, Facility Description, General Design and Plans and Project Timeline, each as the same may be amended from time to time.

      1.17. Contractor: Shall mean Vestas-American Wind Technology, Inc.

      1.18. Contractor's Tower Foundation Designs and Specifications: The preliminary foundation designs and plans prepared by Contractor.

      1.19. Dkk: Danish Kroner.

      1.20. Deposit: The $462,000 previously paid by the Corporation to Vestas-American to secure WTG production space for the Vestas Model V66-1650kW WTGs, which Deposit shall be credited against the Subsequent Down Payment.

      1.21. Detailed Plan: The plans prepared by Vestas-American and approved by the Corporation which show in detail the equipment installation to be performed, including, without limitation, the Tower and WTG Specifications which are attached hereto as Exhibit "A".

      1.22. Dollar(s): United States Dollars.

      1.23. Down Payment: The Initial Down Payment and the Subsequent Down Payment in the amounts set forth in Section 11.1 to be paid by the Corporation as a Down Payment of the Facility Price.

      1.24. Effective Date: The date on which this Contract is entered into by the Corporation and Vestas-American, which date is the date first above written.

      1.25. Electrical Specifications: The WTG electrical data and electrical diagrams, included in Exhibit "A".

      1.26. Event of Default: The events set forth in Section 18.1.

      1.27. Facility: That portion of the Project consisting of forty-six (46) Wind Turbine Generators, and forty-six (46) Towers, as more particularly described in Exhibit "B" attached hereto as the Facility Description, to be installed on the Project Site in three Phases pursuant to, and in accordance with, the terms of the Contract Documents. The term "Facility" specifically does not include (a) the Tower Foundations, Padmount Transformers, connections from the WTG ground controllers to the Padmount Transformers and the Communication System, (b) the electrical infrastructure and interconnections from the Padmount Transformers to the Interconnect Substation, cabling and wiring of the Communication System, the Interconnect Substation and related electrical infrastructure and other interconnections which will be used by the Project, (c) rights to the Project Site, the Power Purchase Agreement or any other leasehold rights or contractual rights or authorizations necessary for the production, delivery and sale of electrical power produced by the Wind Turbine Generators, or
            (d) any other work or services being performed, or equipment being supplied, by the Corporation or Owner, and other required authorizations otherwise necessary or appropriate for the construction and operation of the Project and which Vestas is not specifically responsible for obtaining pursuant to this Contract.

      1.28. Facility Price: The amount payable to Vestas-American for the Facility under this Contract pursuant to the provisions of Section 11, consisting of the V47 Facility Price and the V66 Facility Price, as adjusted from time to time by Change Order(s).

      1.29. Facility Rights: The royalties and fees described in Section 17, required for the performance of the Work.

      1.30. Field Order: A written order affecting a change in the Work not involving an adjustment in the Facility Price or an extension of a Scheduled Substantial Completion Date issued by the Corporation to Vestas-American during the construction of the Facility under the provisions of Section 15.

      1.31. Final Acceptance: The Corporation's written acceptance provided in the form of a Final Acceptance Certificate in the form attached hereto as Exhibit "C" of the Facility and the Work, issued pursuant to Section 13.2, acknowledging that all acceptance requirements for the Facility contained in this Contract have been fulfilled.

      1.32. Final Acceptance Date: The date on which Final Acceptance of the Facility occurs.

      1.33. Force Majeure: Shall have the meaning set forth in Section 20.

      1.34. Foundation Template Rings: Template rings created from the bottom flange ring of a Tower, used in the positioning of foundation anchor bolts and construction of Tower Foundations.

      1.35. General Design and Plans: The part of the Contract Documents prepared by the Corporation that are attached as Exhibit "D" hereto, and which show conceptually (a) the design of the Project, as a whole and by Phase, and (b) the layout and siting of the WTGs and Towers by Phase.

      1.36. Initial Down Payment: The amount set forth in Section 11.1 as the first portion of the Down Payment to be paid by the Corporation.

      1.37. Installation Warranty: The warranty described in Section 19.2.

      1.38. Intellectual Property Rights: Vestas-American's rights of ownership and use set forth in Section 25.

      1.39. Interconnect Substation: The Interconnect Substation, transformer, meter and interconnection facilities to be owned by the Owner to which electrical power produced by a Phase or Phases, or the Facility, as the case may be, will be delivered and at which the Utility will meter such deliveries.

      1.40. Interim Notice to Proceed: A written notice, issued prior to a Notice to Proceed, by the Corporation, or a duly authorized agent or designee on the Corporation's behalf, to Contractor directing Contractor to commence and complete Work under this Contract.

      1.41. Job Site: Those areas of the Project Site designated in writing by the Corporation for performance of the Work and such additional areas as may, from time to time, be designated in writing by the Corporation for Contractor's use hereunder.

      1.42. Lender: The Person or Persons that agree to provide Construction Financing and/or term financing for the Project.

      1.43. Notice to Proceed: A Written Notice issued by the Corporation, a duly authorized agent or designee on the Corporation's behalf to Contractor directing Contractor to commence and complete either the V47 or V66 portion of the Work under this Contract.

      1.44. Notice to Proceed Date: One or both of the Notice to Proceed Date(s) set forth in Section 4.3.1 hereof.

      1.45. Notice of Substantial Completion: Notice given by Vestas-American to the Corporation that the requirements for Substantial Completion for a given Phase have been met, as more particularly set forth in
            Section 12.2.

      1.46. Operator: The person or entity providing operations and maintenance for a Phase or Phases, or the Facility, as the case may be, and otherwise means the Corporation, unless otherwise specified in writing.

      1.47. Other Contractors: Persons or entities, other than Vestas-American, with whom the Corporation or the Owner contracts or subcontracts, including subcontractors, to supply equipment or perform services in connection with the completion of the Project, which equipment and services are not to be provided under this Contract by Vestas-American as part of the Work and installation of the Facility. The "Other Contractors" may include the Corporation or the Owner in the event the Corporation or the Owner elects to supply such other equipment or perform such other services itself.

      1.48. Other Project Work: The work to be performed, services to be provided and/or equipment to be supplied by the Other Contractors for the construction of a fully completed Project, as more particularly described in Section 3.

      1.49. Owner: New World Power Texas Renewable Energy Limited Partnership, a Texas limited partnership, the general and limited partners of which are wholly owned subsidiaries of the Corporation.

      1.50. Padmount Transformer: A 690V/25kV three phase transformer through which electrical power produced by a WTG will pass and will be stepped up from 690V to 25kV.

      1.51. Parent Guaranty: The guaranty provided by Vestas Wind Systems A/S pursuant to Section 28.19 of this Contract.

      1.52. Payment Events: Those events, described in Section 11.2 hereof, following which interim payments on the Facility Price will be made.

      1.53. Payment Schedule: The schedule for periodic payments to Vestas-American by the Corporation as the delivery of equipment and installation thereof progresses as set forth in Exhibit "E", as the same may be amended from time to time in accordance with this Contract.

      1.54. Payment Security: An irrevocable, dual currency standby letter of credit substantially in the form of Exhibit "O" attached hereto or other form of liquid payment security for the benefit of Vestas-American issued by a commercial bank or by an insurance or surety bond company having an A.M. Best rating of A+15 or better, respectively, and reasonably acceptable to Vestas-American, in the amount of sixty-five percent (65%) of the Facility Price which provides for payments in accordance with Section 11.3.

      1.55. Person: Any individual, corporation, company, voluntary association, partnership, incorporated organization or government (or any agency or political subdivision thereof).

      1.56. Phases: The three (3) distinct parts of the Facility (each comprised of a number of WTGs, Towers and associated equipment) that will be constructed and assembled in sequence according to the Project Timeline and General Design and Plans, and which together constitute the Facility.

      1.57. Preliminary Acceptance: The Corporation's written acknowledgment that a given Phase is Substantially Complete and that the acceptance requirements set forth in Section 12.3 have been fulfilled to the Corporation's satisfaction provided in the form of a Preliminary Acceptance Certificate in the form attached hereto as Exhibit "F".

      1.58. Power Purchase Agreement: The Renewable Resource Energy Purchase Agreement dated September 13, 1994 by and between the Owner and Utility relating to the purchase by Utility of electricity produced by the Facility, as amended by that certain Amendment No. 1 dated as of November 25, 1996, and Amendment No. 2 dated as of February 19, 1997, and Amendment No. 3 dated as of September 8, 1997, as the same may be amended from time to time.

      1.59. Project: The term "Project" is defined in the Recitals to this Contract and includes the Facility, the Work, the connection from the Facility to the Interconnect Substation, the Interconnect Substation, the Other Project Work and all contractual rights and authorization necessary for the production, delivery and sale of electrical power produced by the WTGs.

      1.60. Project Manager: The authorized representative of the Corporation who is assigned to the Project Site or any part thereof from time to time to act as a liaison with Vestas- American.

      1.61. Project Site: The real property located in Howard County, Texas, more particularly described in Exhibit "G" attached hereto, on which the Facility is to be installed and the Project constructed.

      1.62. Project Timeline: The detailed chronology of all events significant to the WTG and equipment procurement, installation, start-up, testing and acceptance of each of the Phases and the Facility, and, with respect to the Project, the Other Project Work, as the same may be amended from time to time under the circumstances described in
            Section 9.1 hereof, as more particularly described in Exhibit "H" attached hereto.

      1.63. Prudent Electrical Power Industry Practices: Those practices, methods and equipment that are commonly used in prudent electric utility engineering, construction and operations in the state of Texas to operate equipment lawfully and with safety, dependability, efficiency and economy.

      1.64. Punchlist: A list prepared by the Contractor and delivered to and approved by the Corporation describing items of Work which remain to be completed. The Punchlist items shall not include any items that affect the safety, reliability, or operability of the Facility or the Work, and the cost of the remaining Work included on a Punchlist shall not exceed $100,000.

      1.65. Scheduled Facility Completion Date: The date set forth in the Project Timeline by which the parties intend that the Facility will be completed.

      1.66. Scheduled Substantial Completion Date: With respect to any Phase of the Facility, the date set forth in the Project Timeline by which the parties intend that such Phase will be Substantially Completed, as adjusted from time to time as provided herein.

      1.67. Standard Warranty: The warranty of parts and power curve described in Section 19 hereof and more particularly described in Exhibit "N" to this Contract.

      1.68. Subsequent Down Payment: The amount set forth in Section 11.1 as the second portion of the Down Payment to be paid by the Corporation in two installments on April 15, 1998 and June 1, 1998.

      1.69. Subcontractor: Any Person performing work on behalf of Vestas-American or with any other Subcontractor regarding the performance of any obligations undertaken by Vestas-American under the Contract Documents.

      1.70. Substantial Completion: A Phase has been installed in accordance with the Contract Documents, is substantially complete, and has met the requirements set forth in Section 12.2.

      1.71. Supplier: Any Person who or which supplies materials or equipment for the Work, including that fabricated to a special design, but who or which does not perform labor at the Project Site.

      1.72. Test and Inspection Procedures: The commission and start up testing procedures, as more particularly described in Exhibit "I" attached hereto.

      1.73. Tower: A sixty-five (65) or eighty (80) meter steel tubular tower (measured from the base of the Tower to the center of the WTG hub) upon which WTGs will be mounted, more particularly described in Exhibit "A" attached hereto.

      1.74. Tower Foundation: The concrete foundation complete with embedment rings and anchor bolts necessary for installation and erection of a Tower.

      1.75. Tower Foundation Designs and Specifications: The preliminary foundation designs and plans for Tower Foundations to be provided by Corporation.

      1.76. Tower Specifications: The technical descriptions and specifications for the Towers, included in Exhibit "A".

      1.77. Utility: TU Electric Company and/or its successors and assigns.

      1.78. V47 Dkk Amount: That portion of the V47 Facility Price set forth in
            Section 10 hereof to be paid in Dkk.

      1.79. V47 Dollar Amount: That portion of the V47 Facility Price set forth in Section 10 hereof to be paid in Dollars.

      1.80. V66 Dkk Amount: That portion of the V66 Facility Price set forth in
            Section 10 hereof to be paid in Dkk.

      1.81. V66 Dollar Amount: That portion of the V66 Facility Price set forth in Section 10 hereof to be paid in Dollars.

      1.82. V47 Facility Price: That portion of the Facility Price set forth in
            Section 10 hereof applicable to the V47 portion of the Work, consisting of the V47 DKK Amount and the V47 Dollar Amount.

      1.83. V66 Facility Price: That portion of the Facility Price set forth in
            Section 10 hereof applicable to the V66 portion of the Work, consisting of the V66 DKK Amount and the V66 Dollar Amount.

      1.84. Warranty Period: The period of duration of the Installation Warranty as set forth in Section 19.2 hereof and as deemed extended with respect to any given item of equipment, material or device by any specified rewarranty period.

      1.85. Wind Turbine Generator or WTG: A complete Vestas model V47 660kW wind turbine generator and control system or Vestas Model V66 1650kW wind turbine generator and control system, as the case may be.

      1.86. Work: All phases of this Contract, including obtaining all necessary Applicable Permits required to be obtained by Vestas-American except those Applicable Permits required to be obtained by the Owner, engineering and design, procurement, causing to manufacture, erection, installation, training, start-up (including calibration, inspection and start-up operation), and testing with respect to the Facility to be performed by Contractor pursuant to this Contract. Work includes all or partial portions of the Facility, including labor, materials, equipment, services, reports and other document preparation and any other items to be used by Contractor or its Subcontractors or Suppliers in the prosecution of this Contract, wherever the same are being engineered, designed, procured, caused to be manufactured, delivered, constructed, installed, trained, erected, tested, started-up or operated during start-up and testing and whether the same are on or off the Job Site.

      1.87. Written Notice: Written notice to any party to this Contract which is delivered to the other in accordance with the terms of Section 26 hereof.

      1.88. WTG Specifications: The technical descriptions and specifications for the Wind Turbine Generators, included in Exhibit "A".

2. SALE AND PURCHASE OF THE FACILITY AND PERFORMANCE OF THE WORK.

      Upon and subject to the terms and conditions contained herein and the other Contract Documents, Vestas-American hereby agrees to procure and install the WTGs, Towers and other equipment comprising the Facility, and to perform and pay the cost of all the Work, for which the Corporation agrees to pay the Facility Price.

3. OTHER PROJECT WORK.

      Other work that will be performed by the Corporation or Other Contractors (the "Other Project Work") includes but is not limited to the following:

      3.1. design of the Project (exclusive of the Facility and the Work) and selection of site layout for the WTGs;

      3.2. all civil engineering and construction services for the Project (exclusive of the Facility and the Work), including but not limited to excavation for and construction of the Tower Foundations in accordance with either the Contractor's Foundation Designs and Specifications or the Tower Foundation Designs and Specifications, as applicable, and excavation for and construction of foundations for the Padmount Transformers and installation of the Padmount Transformers. The excavation and construction services described in this Section 3.2 to be performed by the Corporation or Other Contractors include but are not limited to grouting between Tower and Tower Foundations and the removal and disposal of any soil and excess material.

      3.3. design, construction and testing of the Interconnect Substation and installation and testing of the cables and electrical infrastructure necessary for the transmission of electrical energy from each WTG ground controller to the Padmount Transformer, Interconnect Substation and the Utility's facility;

      3.4. supply, installation and testing of the Communication System and all cabling and wiring necessary to interconnect any of the Communication System component(s) or necessary to connect any portion of the Communication System to the WTG ground controllers in a manner which meets Vestas-American's standard specifications for interconnection as contained in the Electrical Specifications.

      3.5. acquisition of all rights to use the Project Site and all necessary consents and all other agreements regarding the land which provide rights, including access, to the Project Site and the Interconnect Substation; and

      3.6. obtaining all Applicable Permits (other than those specifically required by Applicable Law to be obtained by Contractor) necessary for the construction and operation of the Project.

      Except as specifically set forth in Section 5.3, it is agreed and understood that Vestas-American shall have no responsibility or liability whatsoever in connection with any of the Other Project Work.

4. WTG AND EQUIPMENT SUPPLY AND DELIVERY.

      4.1. Conditions Precedent to Vestas-American's Obligations. All of the obligations of Vestas-American under the Contract Documents, including the obligation of Vestas-American to order and ship the WTGs, to order, supply and deliver the Towers and other materials and equipment that it is responsible for hereunder, and to meet the Project Timeline or any other date herein specified or defined shall be conditioned upon the satisfaction of the following conditions:

           4.1.1. Vestas-American shall have received the Initial Down Payment as required by Section 11.1 within two Business Days of the Effective Date of this Contract; and

           4.1.2. Vestas-American shall have received the Subsequent Down Payment as required by Section 11.1 and the Payment Security as required by Section 11.3.

      The Corporation agrees that if all of the conditions precedent set forth in Section 4.1. above have not been accomplished or waived in writing by Vestas-American, then Vestas-American shall have the right to cancel this Contract, upon which Vestas-American shall return the Subsequent Down Payment, and thereafter shall have no further obligation or liability hereunder. The Initial Down Payment and Deposit are non-refundable.

      4.2.  Conditions to Commencement of Work. The obligation of
            Vestas-American to commence Work at the Job Site under the Contract Documents and to meet the Project Timeline shall be conditioned upon the satisfaction or waiver of the following conditions:

           4.2.1. The Corporation shall have obtained any and all Applicable Permits, licenses and other approvals required to be obtained by the Corporation and necessary for commencement of the Work at the Job Site to be performed by Vestas-

                  American (other than Applicable Permits, licenses and other approvals required by Applicable Law to be obtained by Vestas-American or any Subcontractor or Supplier); and

           4.2.2. With respect to any item of Work, all Other Project Work necessary for Vestas-American to commence or proceed with such Work shall have been timely completed in accordance with the Project Timeline and the Corporation's obligations under this Contract.

      4.3.  Commencement of the Work.

           4.3.1. Subject to Sections 4.1.1 and 4.2, Contractor shall commence and thereafter diligently prosecute the Work specified in the Notice to Proceed on the Notice to Proceed Date. The Notice to Proceed Date shall be May 1, 1998 for the V66 portion of the Work and June 1, 1998 for the V47 portion of the Work.

           4.3.2. Prior to the issuance of the Notice to Proceed, the Corporation shall have the right to issue one or more Interim Notices to Proceed directing Contractor to commence and complete any portion of the Work specified in any such Interim Notice to Proceed. If Contractor shall have received from the Corporation financial assurances reasonably acceptable to Contractor respecting the portion of the Work specified in such Interim Notice to Proceed, Contractor shall commence such Work on the date specified in the Interim Notice to Proceed.

           4.3.3. Contractor understands and agrees that, subject to the Corporation's timely completion of its obligations under this Contract and performance of the Other Project Work, TIME IS OF THE ESSENCE with respect to achieving Substantial Completion by the Scheduled Completion Date.

5. INSTALLATION OF THE FACILITY.

      Subject to the terms and conditions hereof, including Section 4.1, and of the other Contract Documents, Vestas-American shall cause the delivery, assembly, erection and installation of the WTGs and Towers at the Project Site, in the Phases and at the sites specified in the General Designs and Plans, using qualified competent personnel, in accordance with the Project Timeline, as follows:

      5.1. Installation of the Towers. Unload, erect and install the Towers on the Tower Foundations in accordance with the Tower Foundation Designs and Specifications. Install lights and safety wire inside the Towers.

      5.2. Erection of the WTGs. Unload and assemble the WTGs at the Project Site and erect the WTGs, with blades, on the Towers. Install WTG safety cables, control panels, and controllers. Connect cables from WTG nacelles to ground controllers.

      5.3. Cooperate to Interconnect Electrical Infrastructure to the Interconnect Substation. As reasonably requested by the Corporation from time to time, take reasonable steps to cooperate with the Other Contractors to permit interconnection of the WTG ground controllers to the Padmount Transformers and Interconnect Substation and testing of the same, such cooperation to include, by way of example, providing necessary information to the Other Contractors prior to the scheduled interconnection and making available technical personnel at the time the Other Contractors will make the interconnection; provided, that no such cooperation shall require Vestas-American to incur any extraordinary out-of-pocket costs or expenses above those that would have been incurred by Vestas-American anyway in the course of performing its other duties hereunder.

      5.4. Testing. Upon completion of the installation of the Facility Vestas-American shall perform certain tests and inspections of the erected WTGs in accordance with, and as more particularly provided in, the Test and Inspection Procedures.

      5.5. Clean Up and Repair. Except as otherwise provided herein, on an ongoing basis, and upon Final Acceptance, Vestas-American shall remove and dispose of in accordance with Applicable Law all waste materials, debris and rubbish from and about the Project Site resulting from its Work, repair damage to the Project Site or the Other Project Work resulting from Vestas-American's Work, and restore the Project Site to substantially its original condition (exclusive of normal wear and tear and changes to the Project Site required by the Work or Other Project Work).

6. OTHER RESPONSIBILITIES OF VESTAS-AMERICAN.

      Subject to the terms and conditions hereof and of the other Contract Documents, Vestas-American shall do or cause to be done the following:

      6.1. Training. Provide a training program at the Project Site for not more than six (6) operational personnel of Operator or Utility (or such other entity connected with the Project as may be designated by the Corporation) with respect to the operation, start-up, maintenance and shutdown of the Facility and the major equipment and components comprising the Facility in accordance with Vestas-American's standard maintenance and operations training practices. Such training program shall be conducted for a period of five (5) consecutive 8 hour days.

      6.2. Manuals. Deliver to the Corporation six (6) complete sets of Vestas-American's standard instruction and operation manuals and service and maintenance manuals for each type of WTG.

      6.3. As-Built Drawings. Deliver to Corporation (in electronic form to the extent available) three (3) sets of final As-Built Drawings.

      6.4. Geotechnical Study. Review the proposed geotechnical study commissioned by Corporation and confirm whether the scope of the study to be performed is adequate to enable Contractor to prepare the Contractor's Tower Foundation Designs and Specifications. Review the results of the Geotechnical Study and confirm that they are adequate to enable Contractor to prepare Contractor's Tower Foundation Designs and Specifications.

      6.5. Contractor's Tower Foundation Designs and Specifications. Deliver to Corporation, in accordance with the Project Timeline, Contractor's Tower Foundation Designs and Specifications, to be used by the Corporation in its sole discretion in connection with the construction of the Tower Foundations.

      6.6. Tower Foundation Design Review. In the event the Corporation chooses to utilize its own Tower Foundation Designs and Specifications, review and confirm the compatibility of those Designs and Specifications with the Tower Specifications.

      6.7. Foundation Template Rings. Provide the Corporation with three (3) Foundation Template Rings for the V47 WTGs and one (1) Foundation Template Ring for the V66 WTGs, by the dates indicated in the Project Timeline.

      6.8. Mechanics' Liens. Pay when due all valid charges from any Subcontractor or Supplier hired by Vestas-American and used in the installation of the Facility. All amounts owed to any Subcontractor or Supplier will be the sole responsibility of Vestas-American. The Corporation shall be entitled to reimbursement from Vestas-American for any such amounts paid by the Corporation.

      6.9. Monitor Progress. Update Facility installation schedules, as required, to show progress as compared to the Project Timeline; recommend changes to the Work if and as deemed necessary; record the progress of the Work, submit monthly progress reports to the Corporation and following commencement of Work at the Job Site, conduct monthly progress meetings at the Job Site.

      6.10. Compliance with Laws. Comply with and conform to all Applicable Laws and Applicable Permits relating to the performance of the Work. Except as a result of the acts or omissions of the Owner, Corporation and/or Other Contractors, and except as provided elsewhere in this Contract, Contractor shall be responsible for all damages, fines and penalties which may arise (including but not limited to those that the Corporation pays or becomes liable to pay) because of non-compliance with such requirements due to acts or omissions of Contractor (including any requirements that are the subject of a Change Order from and after the expiration date of the period allowed to Contractor to effect such Change Order).

      6.11. Subcontractors' Contracts. Engage, execute all contracts with and manage its Subcontractors and Suppliers.

      6.12. Local Suppliers. Use reasonable efforts to use the services of local Subcontractors and Suppliers located within the Utility's service area to the extent economically practical, and use reasonable efforts to provide minority-owned and women-owned businesses with the opportunity to participate as Subcontractors and Suppliers to the extent economically practical, provided, however, that such Subcontractors and Suppliers must be duly qualified to perform the services being contracted for. At the Corporation's request, Vestas-American will provide Corporation with a written statement of all steps it undertook to assure reasonable efforts were made to use the services of local contractors and suppliers, and to provide minority-owned and women-owned businesses with the opportunity to participate as subcontractors and suppliers.

      6.13. Roads. Provide the Corporation with access and use requirements for the Job Site, more particularly described in Exhibit "K" attached.

      6.14. Interference. Coordinate with the Corporation in an effort to avoid unreasonable interference with existing use of the Project Site and common access to the Project Site.

      6.15. Consumables. Provide initial fill of lubricating oil and provide all start-up spare parts and other consumables for use during construction, start-up and commissioning of the Facility.

      6.16. Spare Parts List. Provide a complete list, with prices, of existing Supplier recommended spare parts for the initial two (2) years of operation.

      6.17. Project Site Property Owner Requirements. Contractor will satisfy and will cause its Subcontractors and Suppliers to satisfy the following requirements with respect to following policies of the Project Site property owners:

           6.17.1. observe safe speed limits while driving on the Project Site. The maximum allowable speed is 15 mph on sections 18 and 19 of Block 31 and sections 23, 24 and 26 of Block 32, and 35 mph on the remaining portions of the Project Site;

          6.17.2. refrain from hunting or discharging firearms on the Project Site;

          6.17.3. refrain from using the Project Site for any recreational purpose including camping or fishing;

          6.17.4. take reasonable precautions to avoid chemical and petroleum hydrocarbon spills, and, in the event of a spill, to the extent caused by Contractor, its Subcontractors and Suppliers, excavate and dispose of dirt saturated with chemicals or petroleum hydrocarbons and replace contaminated dirt with native soil materials according to Applicable Law.

In the event the Corporation is required to pay fines or damages to the owners of the Project Site for violations of the provisions of this Section 6.17 by Contractor's employees, agents, invitees, Subcontractors and Suppliers, Contractor shall, subject to Section 24.3 with respect to Section 6.17.4, promptly reimburse the Corporation for such costs.

      6.18. Quality Assurance. Develop and implement a quality assurance program with adequate degrees of control (inspection audits, documentation) to ensure that engineering, design fabrication and installation work activity contribute to overall Facility reliability, availability and safety. The program, at a minimum, shall include control for engineering calculations; design drawing revision; inter-discipline design review; Supplier material reviews; welding/welding control; electrical termination; material control; safety health; housekeeping; calibration and instrumentation; and test control.

      6.19. Project Manual. Provide the Corporation, within ninety (90) days after the effective date of the first Notice to Proceed, a project manual which shall include the following responsibilities: communications and distribution; project organizational management plan; engineering and design plan/schedule; construction plan; schedule control; and a safety plan for Work at the Job Site to be implemented upon commencement of Work at the Job Site.

      6.20. Construction Manager. No later than the commencement of construction at the Project Site, designate a dedicated on-site Construction Manager, to be approved by Corporation, and provide staff to coordinate and supervise the work of the Subcontractors and Suppliers on site.

      6.21. Clear Job Site. Upon Final Acceptance, clear the Job Site of temporary structures, surplus material, spare parts, equipment and tools in connection with Contractor's performance of the Work; provided, however, that prior to disposition of such items, Contractor shall, prior to the Preliminary Acceptance of the third Phase, offer to sell to the Corporation any surplus construction materials and supplies remaining on the

            Job Site at the time of Final Acceptance. The Corporation shall, not later than the date of Preliminary Acceptance of the third Phase, notify Contractor of the Corporation's acceptance or rejection of Contractor's offer to sell such surplus materials.

      6.22. Materials Handling. Supervise and arrange for the handling of all materials and equipment, including (but not limited to) inspection, expediting, shipping, unloading, receiving, customs clearance and claims in any matter related to the performance of the Work.

      6.23. Temporary Construction Materials. Provide all temporary construction materials, equipment, supplies, operating consumables, construction utilities and temporary facilities, special tools, and commissioning supplies reasonably necessary or appropriate for, and replace any spare parts used during the construction, start-up, testing and interim operation of, the Facility until achievement of Final Acceptance and keep possession thereof until such items may be purchased by the Corporation as provided in Section 6.21.

      6.24. Contractor's Personnel. Take prompt action in response to the Corporation's requests to replace any of Contractor's personnel performing the Work for just cause or whom the Corporation reasonably believes, based upon independent documentation provided by the Corporation to Contractor, to be creating a substantial risk of non-achievement of the Scheduled Facility Completion Date or Final Acceptance, or a substantial risk of material non-performance by Contractor in accordance with this Contract.

      6.25. Job Site Entrance. Use only the entrance(s) to the Job Site specified in writing by the Corporation for ingress and egress of all personnel, equipment, vehicles, and materials.

      6.26. Utility Cooperation. Prior to Final Acceptance, in addition to the provisions of Section 5.3 provide such assistance as is reasonably requested by the Corporation in dealing with the Utility and/or any governmental body in any and all matters relating to the Work and the Facility (including any interconnection facilities); provided, that no such cooperation shall require Vestas-American to incur any extraordinary out-of-pocket costs or expenses above those that would have been incurred by Vestas-American anyway in the course of performing its other duties hereunder.

      6.27. Disclosure. Obtain the Corporation's prior written approval of the text of any announcement, publication, photograph, or other type of communication concerning the Work prior to the dissemination or release thereof to the public or to any Person other than the Contractor or its Subcontractors or Suppliers (but only to the extent necessary to the performance of the Work) by Contractor or its Subcontractors or Suppliers, which approval by the Corporation shall not be unreasonably withheld.

      6.28. Facility Project Manager. Designate a Facility Project Manager who will have full responsibility for the prosecution of the Work and will act as a single point of contact in all matters on behalf of Contractor and designate all key members of Contractor's project staff, in each case subject to the prior written consent of the Corporation, which consent will not be unreasonably withheld. Any replacement of the Facility Project Manager or replacement or addition of any other key member of Contractor's project staff shall be subject to the prior written consent of the Corporation, which consent will not be unreasonably withheld or delayed.

      6.29. Lender. Provide such existing data, reports, certifications, opinions of counsel and other documents or assistance as may be reasonably requested by the Corporation or Lenders with respect to the financing of the Project, provided that Vestas-American shall not be required to incur additional costs or expenses in the performance of its obligations under the Contract Documents.

      6.30. Assignable Subcontracts. Assure that all contracts and agreements with, and all purchase orders of or to the extent practicable, to, Subcontractors and Suppliers in excess of Fifty Thousand Dollars ($50,000) provide that warranties available to Contractor from said Subcontractors and Suppliers shall be assignable to the Corporation and its assigns.

      6.31. WTG Production. Provide the Corporation with reasonable advance notice of the dates for assembly and testing of the WTGs.

      6.32. Tower Production. Provide Corporation with reasonable advance notice of the dates of scheduled manufacturing and installation of the Towers.

      6.33. Lender Arrangements. Through the date of Substantial Completion, and except as otherwise provided in this Contract, perform its obligations under this Contract in such a manner as not to materially interfere with or adversely affect Owner's financial arrangements with the Lenders.

      6.34. Ground Controller Protocol. Provide to Second Wind, or such other entity providing the Communication System, a WTG ground controller protocol, provided, however, that Second Wind, or such other entity providing the Communication System first executes a confidentiality and nondisclosure agreement in form and substance reasonably satisfactory to Contractor.

7. OBLIGATIONS OF THE CORPORATION.

      The Corporation shall do or cause to be done the following, all in accordance with the Project Timeline:

      7.1. Permits. Except for those Applicable Permits to be obtained by Vestas-American to perform its obligations under this Contract, apply for and obtain any and all building, grading and other Applicable Permits, approvals, variances and/or consents of governmental authorities or third Persons so that installation Work on the Project Site in the proper sequence can take place without delay, and make any and all filings necessary for the installation of the Facility on the Project Site and for the construction, completion and operation of the Project.

      7.2. Access and Use. Except where access is interrupted by actions taken by Vestas-American, its Subcontractors or Suppliers, Corporation will provide to Vestas-American and its Subcontractors and Suppliers at all times during the performance of the Work complete and uninterrupted access to the Project Site sufficient for Vestas-American to perform its obligations under the Contract Documents, which access shall be in accordance with the access and use requirements set forth on Exhibit "K", which includes mobilization, laydown and parking requirements, and Corporation will provide documentation delineating and describing the boundaries of the Project Site and the access roads and other rights-of-way thereto. Access to and on the Project Site shall be limited to the improved roads shown on the General Designs and Plans.

      7.3. Map. Prepare or cause to be prepared and deliver to Vestas-American, at least fifteen (15) days prior to commencement of construction activities on site, a detailed map of the Project Site identifying and plotting property lines of the Project Site, easements of record, and known above-ground and underground pipelines, power and communication lines, roads, and the location of areas containing items of special sensitivity such as religious artifacts, cultural burial grounds, archaeological concerns, protected flora or fauna. Once completed, such map shall be added to Exhibit "G" hereof as part of the Project Site. The Corporation will immediately notify Contractor in writing of any of the above listed items not included on the Map of which Corporation becomes aware after completion of the Map.

      7.4. Coordinate Other Contractors. Schedule and coordinate activities of the Corporation, the Utility and the Other Contractors with the installation and testing of the Facility and performance of the Work by Vestas-American under the Contract Documents to facilitate a smooth and coordinated work effort to avoid delays to the commencement and completion of the Work and the Facility.

      7.5. Other Project Work. Complete or cause to be completed all Other Project Work in accordance with the Project Timeline, the correlating design and specification standards (including those supplied by Vestas-American as applicable), Applicable Laws and Prudent Electrical Power Industry Practices such that, to the extent performance by Vestas-American of its obligations under the Contract Documents is predicated on the proper completion of Other Project Work, the Work may be commenced and completed in accordance with the terms and conditions of this Contract.

      7.6. Geotechnical Study. Arrange for the completion of a geotechnical study of the Project Site and deliver to Contractor, in accordance with the Project Timeline, the results of that geotechnical study.

      7.7. WTG and Tower Specifications. Subject to Section 27.3, review and approve the WTG and Tower Specifications set forth in Exhibit "A".

      7.8. Coordinate with Utility. Coordinate with Other Contractors the construction of the Interconnect Substation and interconnection with the Utility's facilities without delay to the commencement and completion by Vestas-American of the Work, the Phases and the Facility; arrange for the Utility to accept deliveries of electrical power produced by the Facility during the Acceptance Testing period; cooperate with Vestas-American during preparation for and conducting the Acceptance Testing.

      7.9. Payment of Facility Price. Deliver the Payment Security and timely pay to Vestas-American the Facility Price (including the Down Payment) in accordance with Section 11.

      7.10. Project Timeline. Prepare and update as necessary the Project Timeline in cooperation with Vestas-American.

      7.11. Security. Following commencement of the Work, provide security to protect the Project Site; and take such measures as are appropriate, in the reasonable judgment of the Corporation, to protect all persons, equipment, materials or other property on the Project Site, or the Work being undertaken thereon, against damage, theft, injury, nuisance or interference. Such measures shall include, but are not limited to, the use of warning signs and closed and locked gates. The Corporation shall undertake necessary steps to coordinate ranching operations of the owners of the Project Site to minimize interference with performance of the Work and the Other Project Work.

      7.12. Sales and Use Taxes.

          7.12.1. For Texas sales and use tax purposes, this Contract is a "separated contract" as that term is used and applied in Tex. Tax Code Ann. ss. 151.056 and 34 TAC ss.3.291. Since Contractor is treated as a Texas retailer under a separated contract, Contractor agrees to apply for and obtain a Texas Sales and Use Tax Permit from the Texas Comptroller of Public Accounts as required by 34 TAC ss. 3.291(b)(4)(B) and file all required sales/use tax reports.

          7.12.2. Contractor shall issue a resale or exemption certificate in lieu of sales/use tax to its vendor at the time it purchases any taxable item, the charge for which is shown in either part A.(1), A.(4), F.(1) or F.(3) of the Facility Price Breakdown described in Section 10.3.

          7.12.3. Corporation shall issue a resale certificate to Contractor in lieu of sales/use tax on the amounts charged in parts A.(1) and (4) of the Facility Price Breakdown described in Section
                  10.3. Corporation shall either pay to Contractor the amount of Texas state and local sales tax shown in parts F.(2) and F.(4) of the Facility Price Breakdown described in Section 10.3 on the charges for items shown in parts F.(1) and F(3), or Corporation shall issue a resale or exemption certificate in lieu of such tax.

          7.12.4. Contractor shall pay sales tax to its vendors or accrue and remit use tax to the Texas Comptroller on the purchase of any taxable item that is consumed by it and not conveyed to Corporation, the cost of which is shown in part B, ofthe Facility Price Breakdown described in Section 10.3. Corporation shall, within fifteen (15) days of receipt of an invoice from Contractor, reimburse Contractor for such sales or use tax.

          7.12.5. Contractor shall pay sales tax to its vendors or accrue and remit use tax to the Texas Comptroller on all taxable items purchased and used by it that are reflected in the lump-sum combined labor and material charges for specified improvements to realty shown in part D of the Facility Price Breakdown described in Section 10.3. Corporation shall, within fifteen
                  (15) days of receipt of an invoice from Contractor, reimburse Contractor for such sales or use tax.

          7.12.6. New construction labor, lump-sum combined material and labor charges for improvements to realty, and overhead/profit charges are not subject to the Texas sales and use tax; consequently, no amount of sales or use tax (other than reimbursement of sales or use tax) shall be included in the amounts shown in parts C, D or E of the Facility Price Breakdown described in Section 10.3.

          7.12.7. Corporation shall, promptly upon Corporation's receipt of same, provide Contractor with the appropriate Texas resale certificate form for its use. Contractor shall cooperate with Corporation, as may be reasonably requested, in any efforts by Corporation to obtain exemption from, or to minimize, any sales or use tax, or to provide sales/use tax exemption information to Owner, and specifically covenants (i) to comply with all reasonable requests by Corporation or Owner to provide any non-proprietary technical information, expertise or data considered necessary to support any sales tax exemption claimed by Corporation or Owner, and (ii) not to purchase any material on an installed basis that may qualify for exemption as manufacturing equipment unless it is purchased from a Subcontractor under a separated contract, i.e., Contractor shall purchase all manufacturing equipment and materials as tangible personal property.

          7.12.8. Corporation's and Contractor's obligations under this
                  Section 7.12 also apply to any Change Orders and shall survive the termination or expiration of this Contract and last so long as is necessary to resolve any and all matters regarding sales or use taxes attributable to the Facility.

      7.13. Disclosure of Information. Provide Vestas-American with all necessary, non-proprietary technical information, data and documents in the Corporation's possession which Vestas-American reasonably requests and pertain to the design, installation and/or operation of the Facility, or the performance by Vestas-American of its obligations hereunder.

      7.14. Compliance with Laws. Comply with all Applicable Laws in performing its obligations under this Contract.

      7.15. Construction Manager. Within three (3) days of receiving Written Notice of Contractor's designation of a Construction Manager, provide Written Notice to Vestas-American of whether it approves or disapproves said Construction Manager. Failure of Corporation to so provide Written Notice shall be deemed approval of the Construction Manager. The Corporation's approval shall not be unreasonably withheld, conditioned or delayed.

8. TOWER FOUNDATIONS.

      8.1. Tower Foundation Designs and Specifications. The Corporation shall prepare the Tower Foundation Designs and Specifications and Contractor shall prepare and deliver to Corporation alternate designs and plans for Tower Foundations, referred to herein as "Contractor's Tower Foundation Designs and Specifications", within thirty (30) days of receipt of the results of the fully completed geotechnical study referenced in Section 7.6 hereof. The Corporation in its sole discretion shall determine which set of designs and specifications will be utilized in the construction of the Tower Foundations which selected designs and specifications shall be attached by Vestas-American and Corporation as Exhibit "J" to this Contract. In the event Corporation chooses to utilize Contractor's Tower Foundation Designs and Specifications, Contractor will confirm the compatibility of Contractor's Tower Foundation Designs and Specifications with the Tower Specifications and confirm that the Tower Foundations, if constructed in accordance with the Contractor's Tower Foundation Designs and Specifications, are designed to support the WTGs and Towers for a period of twenty (20) years under normal operating and environmental conditions at the Project Site.

      8.2. Tower Foundation Construction. The Corporation shall, after review of both its Tower Foundation Designs and Specifications and Contractor's Tower Foundation Designs and Specifications, and in accordance with the Project Timeline, notify Contractor in writing whether or not Corporation wishes to expand the scope of the Work to have Contractor construct the Tower Foundations. If the Corporation so elects, then within fifteen (15) days of receipt of said notice, Corporation and Contractor will enter into an amendment to this Contract in substantially the same form and substance as Exhibit "M" attached hereto.

9. TIME FOR COMPLETION.

      9.1. Delays and Extensions of Time. If Contractor believes it has been delayed at any time in the progress of the Work by any act or neglect of the Owner, Corporation, or an Other Contractor, or by any employee of the Owner, Corporation, or Other Contractor or by a Change in Law, or by sustained winds in excess of thirty (30) miles per hour for a period of four (4) consecutive hours or more during a given day during erection of the WTGs or Towers, or by any other cause, other than Change Order, Field Order or Force Majeure which are separately addressed in Sections 15.1 and 20 hereof, respectively, then Contractor shall within twenty-one (21) days of becoming aware of any such event causing a delay, provide the Corporation with written notification of an intent to submit a claim for adjustment of the Project Timeline and, if applicable, a change in the Facility Price for increased cost to Contractor and its Subcontractors due to any such delay, provided, however, that the number of days for which Contractor can claim delays due to sustained winds is a maximum of five (5) days. In the event Contractor fails to submit written notification of an intent to submit a claim within the time set forth above, Contractor shall have waived all rights to an adjustment in the Project Timeline or Facility Price in relation thereto. Within sixty (60) days of giving such notice, Contractor shall submit a fully documented claim, if practicable, or alternatively, a claim documented to the extent practicable, accompanied by a schedule of anticipated delivery of additional relevant information. Corporation shall respond to Contractor's claim within ten (10) days of receipt of such claim. Such response shall set forth the revised Project Timeline to the extent agreed to by the Corporation and any change in the Facility Price agreed to pursuant to Section 15.2 hereof. In the event the Corporation does not accept Contractor's claim for adjustment of the Project Timeline, the Contractor may utilize the dispute resolution procedures set forth in Section 28.

      9.2. Liquidated Damages. In the event that a Phase is not Substantially Completed as of its Scheduled Substantial Completion Date and such delay is caused solely by Vestas-American or any of its Subcontractors or Suppliers, then Vestas-American shall pay the Corporation, as liquidated damages for any and all losses or damages suffered by the Corporation as a result of the delay, for Phase 1 and Phase 2 the sum of Three Hundred and Sixty Dollars ($360.00) per day per WTG comprising such Phase, and for Phase 3 the sum of Eight Hundred and Forty Dollars ($840.00) per day per WTG. Such amounts shall begin to accrue on the third day following such Scheduled Substantial Completion Date, and shall continue for each day after such Scheduled Substantial Completion Date that the Phase has not achieved Substantial Completion, up to a maximum of twenty percent (20%) of the Facility Price, in the aggregate for all Phases. The Corporation and Vestas-American acknowledge that should Vestas-American fail to Substantially Complete a Phase by its Scheduled Substantial Completion Date the actual damages that the Corporation will incur are uncertain and difficult to determine at this time, and agree that the foregoing amount of liquidated damages is a reasonable measure of damages in light of such uncertainty. Any sums payable under this Section 9.2 are in the nature of liquidated damages, and are not a penalty. Sums payable under this Section 9.2 are the sole and exclusive measure of damages with respect to any such delay by Contractor. The Corporation shall have the right to payment by Contractor for liquidated damages under this Section 9.2 from time to time by delivery of a Written Notice no earlier than five (5) days after the date damages begin to accrue. Any such notice shall specify the amount of such damages, and Contractor shall pay the amount so specified or the undisputed portion thereof within ten (10) days of receipt of such Written Notice. Late payments of such amounts will bear interest at the rate set forth in Section 28.2. The Corporation will have the right to offset any liability of Contractor under this Section 9.2 against any amount due or to become due from the Corporation to Contractor under this Contract.

10. FACILITY PRICE.

      10.1. Price. The Facility Price payable by the Corporation to Vestas-American for the Facility and the performance of the Work by Vestas-American under this Contract shall be Thirty Million Eight Hundred Thirty Thousand Dollars ($30,830,000), payable in Dkk and Dollars in amounts set forth in Section 10.2 hereof, as such amounts may be adjusted pursuant to a Change Order in accordance with the terms and conditions hereof. The portion of the Facility Price designated as the V47 Facility Price is Twenty Four Million Six Hundred Eighty Nine Thousand Five Hundred Dollars ($24,689,500), a portion of which is payable in Dkk and a portion of which is payable in Dollars as set forth in Section 10.2. The portion of the Facility Price designated as the V66 Facility Price is Six Million One Hundred Forty Thousand Five Hundred Dollars ($6,140,500), a portion of which is payable in Dkk and a portion of which is payable in Dollars as set forth in Section 10.2. The Facility Price shall be paid by the Corporation as set forth in Section 11.

      10.2. Currency Breakdown. The V47 Facility Price and V66 Facility Price shall be paid in Dkk and Dollars in the amounts set forth in this
            Section 10.2.

          10.2.1. V47 Facility Price. The portion of the V47 Facility Price payable in Dkk, the V47 Dkk Amount, is One Hundred and Eighteen Million Forty One Thousand Dkk (118,041,000 Dkk) which is equal to Seventeen Million Eight Hundred and Eighty Five Thousand Dollars ($17,885,000). The portion of the V47 Facility Price payable in Dollars, the V47 Dollar Amount, is Six Million Eight Hundred and Four Thousand Five Hundred Dollars ($6,804,500).

          10.2.2. V66 Facility Price. The portion of the V66 Facility Price payable in Dkk, the V66 Dkk Amount, is Twenty Eight Million Six Hundred Eighty Three Thousand Six Hundred Dkk (28,683,600
                  Dkk) which is equal to Four Million Three Hundred Forty Six Thousand Dollars ($4,346,000). The portion of the V66 Facility Price payable in Dollars, the V66 Dollar Amount, is One

                  Million Seven Hundred Ninety Four Thousand Five Hundred Dollars ($1,794,500).

          10.2.3. Each payment made pursuant to Section 11 hereof will be made in Dkk and Dollars in proportion to the total Dkk amount and total Dollar amount of the specific price referenced. However, Corporation shall have the option to make the Dkk portion of any such payment in Dollars based on the exchange rate published on the date the payment is made.

      10.3. Facility Price Breakdown. The V47 Facility Price and the V66 Facility Price shall be broken down on Exhibit "P" and Exhibit "Q" respectively into the parts A-H described below.

                  A. Material charges for tangible personal property conveyed and incorporated into realty as improvements.

                        (1) Each manufacturing item, listed separately, and the delivery charge, if any, for each item;

                        (2) Applicable Texas state and local sales/use tax on A.(1) amounts, the present rate of which is 6.25%;

                        (3) Reimbursement for insurance and customs duties paid by Contractor on A.(1) items, listed separately by item;

                        (4) Each non-manufacturing item, listed separately, and the delivery charge, if any, for each item;

                        (5) Applicable Texas state and local sales/use tax on A.(4) amounts, the present rate of which is 6.25%;

                        (6) Reimbursement for insurance and customs duties paid by Contractor on A.(4) items listed separately by item;

                  B. Reimbursement for separately listed items consumed by Contractor, rather than incorporated into realty or conveyed to Corporation, and reimbursement of Texas sales/use tax paid by Contractor thereon;

                  C.    Construction labor for items in A.;

                  D. Lump-sum combined material and labor charges for specified improvements to realty and reimbursement of Texas state and local sales/use tax paid by Contractor on items consumed by Contractor in connection therewith;

                  E.    Overhead and profit;

                  F. Sale of taxable items conveyed to Corporation but not incorporated into realty;

                        (1)   Sale of tangible personal property not
                              incorporated into realty;

                        (2) Applicable Texas state and local sales/use tax on F.(1) amounts, the present rate for which is 6.25%;

                        (3)   Sale of taxable services;

                        (4) Applicable Texas state and local sales/use tax on F.(3) amounts, the present rate for which is 6.25%;

                  G. Sale of non-taxable items conveyed to Corporation but not incorporated into realty; and

                  H. Sale of non-taxable training conveyed to Corporation but not incorporated into realty.

      10.4. Price Inclusive. The Facility Price includes payment for all equipment, materials, labor, services, storage fees and related expenses relating to Contractor's performance of its obligations under this Contract (including without limitation all work, materials, equipment and services provided by Subcontractors and Suppliers) and the Work (including any applicable right to use intellectual property rights) to be provided hereunder by Contractor or any Subcontractor or Supplier. Notwithstanding anything herein or in the other Contract Documents to the contrary, the Facility Price does not include any storage costs and related other expenses (including packaging or repackaging, additional insurance costs and servicing expenses, such as the cost of sending one or more technicians to a storage area for periodic rotation of the WTGs) that may be incurred once the WTGs, Towers and related equipment and other materials have been shipped where such storage and other costs are incurred and arise out of delays in the performance of the Other Project Work, the Corporation's delays in or failure to perform its obligations under the Contract Documents, a Change in Law, or events of Force Majeure, as to which costs and expenses the Corporation agrees to indemnify, defend and hold harmless Vestas-American.

      10.5. Exchange Rate Assumption. The Dollar equivalents of the V47 Dkk Amount and of the V66 Dkk Amount set forth in this Section 10 are based on an assumed exchange rate of six and six tenths (6.6) Dkk to one (1) Dollar.

11. PAYMENT OF FACILITY PRICE.

      11.1. Down Payment. Within two Business Days of the Effective Date of this Contract, the Corporation shall pay Vestas-American an Initial Down Payment in the amount of five percent (5%) of the total Facility Price, in the form of a wire transfer pursuant to wire transfer instructions to be provided by Vestas-American to the Corporation. Not later than April 15, 1998, the Corporation shall pay Vestas-American the first installment of the Subsequent Down Payment in the amount of ten percent (10%) of the V66 Facility Price less the amount of the Deposit previously paid, in the form of a wire transfer pursuant to wire transfer instructions to be provided by Vestas-American to the Corporation. Not later than June 1, 1998, the Corporation shall pay Vestas-American the remainder of the Subsequent Down Payment in the amount of ten percent (10%) of the V47 Facility Price, in the form of a wire transfer pursuant to wire transfer instructions to be provided by Vestas-American to the Corporation. For payments being made under this Section 11.1, Corporation shall give Vestas-American written notice of its intent to make a payment five (5) Business Days prior to the date it intends to make such payment and Vestas-American shall supply wire instructions to Corporation within two (2) Business Days of receipt of said notice.

      11.2. Interim Payments. Interim payments totaling seventy-five percent (75%) of the Facility Price shall be made by the Corporation in the form of a wire transfer in the amounts, and upon the happening of certain payment events, as indicated below.

          11.2.1. Payment Events. Upon each of the following payment events, Corporation shall pay to Contractor the percentage of the Facility Price indicated.

                  (a) First V47 Shipment from Denmark. Upon shipment of the first V47 WTG from a Danish port, and within five (5) days of receipt of an invoice from Contractor, accompanied by a standard on board bill of lading evidencing the first shipment of V47 WTGs, Corporation shall pay to Contractor an amount equal to fifteen percent (15%) of the V47 Facility Price.

                  (b) Last V47 Shipment from Denmark. Upon shipment of the last V47 WTG from a Danish port, and within five (5) days of receipt of an invoice from Contractor, accompanied by a standard on board bill of lading evidencing the last shipment of V47 WTGs, Corporation shall pay to Contractor an amount equal to fifteen percent (15%) of the V47 Facility Price.

                  (c) Last V66 Shipment from Denmark. Upon shipment of the last V66 WTG from a Danish port, and within five (5) days of receipt of an invoice from Contractor, accompanied by a standard on board bill of lading evidencing the last shipment of V66 WTGs, Corporation shall pay to Contractor an amount equal to thirty percent (30%) of the V66 Facility Price.

                  (d) All V47 WTGs at Project Site. Upon the arrival of all V47 WTGs at the Project Site, and within five (5) days of receipt of an invoice from Contractor, Corporation shall pay to Contractor an amount equal to fifteen percent (15%) of the V47 Facility Price.

                  (e) All V66 WTGs at Project Site. Upon the arrival of all V66 WTGs at the Project Site, and within five (5) days of receipt of an invoice from Contractor, Corporation shall pay to Contractor an amount equal to twenty percent (20%) of the V66 Facility Price.

                  (f) Phase I Preliminary Acceptance. Within five (5) days of executing the Preliminary Acceptance Certificate for Phase I, Corporation shall pay to Contractor an amount equal to fifteen percent (15%) of the V47 Facility Price.

                  (g) Phase II Preliminary Acceptance. Within five (5) days of executing the Preliminary Acceptance Certificate for Phase II, Corporation shall pay to Contractor an amount equal to fifteen percent (15%) of the V47
                        Facility Price.

                  (h) Phase III Preliminary Acceptance. Within five (5) days of executing the Preliminary Acceptance Certificate for Phase III, Corporation shall pay to Contractor an amount equal to twenty-five percent (25%) of the V66 Facility Price.

            The obligation of Vestas-American to initially ship the WTGs from Denmark is expressly conditioned on the Corporation complying with
            Section 11.1 and delivering the Payment Security in full compliance with Section 11.3.

      11.3. Payment Security. Not later than June 1, 1998, Corporation shall provide Vestas-American with a Payment Security reasonably acceptable to Vestas-American in an amount equal to sixty-five percent (65%) of the Facility Price, to be drawn upon in the event Corporation fails to make any payments due under Section 11.2 of this Contract, following applicable notice and cure periods. Following Corporation's payment of a given interim payment under
            Section 11.2 hereof, the stated amount of the Payment Security shall be reduced by an amount equal to eighty-six and sixty-seven hundredths percent (86.67%) of the amount of said interim payment. If the form of Payment Security provided is a standby letter of credit, then payments under the letter of credit will be made in the respective currencies applicable to the payments due under the terms of this Contract. If the form of Payment Security provided is one that does not provide for dual currency payments, then the payments under the Payment Security will be made in Dollars in an amount equal to the Dollar portion of the payment missed under Section 11.2, plus the Dollar equivalent of the Dkk portion of the payment missed, determined at the time a claim under the Payment Security is made. The Payment Security shall be extended and replaced as necessary so that it remains in place until all payments due under Section 11.2 of this Contract have been paid in full.

      11.4. Final Payment. Within five (5) days of executing the Final Acceptance Certificate but no earlier than March 1, 1999, Corporation shall pay to Contractor the balance of the Facility Price and any and all other amounts owed to Vestas-American under the Contract Documents, including, without limitation, any increase in the Facility Price pursuant to Change Order(s) or the Amendment regarding Tower Foundations.

12. ACCEPTANCE TESTING AND SUBSTANTIAL COMPLETION.

      The installation of the WTGs, Towers and related equipment shall be undertaken and completed in three (3) Phases, according to the attached General Design and Plans, and Project Timeline. The location of, and the equipment comprising, each Phase shall be set forth in the attached General Design and Plans.

      12.1. Substantial Completion Test. (a) At such time as Vestas-American deems appropriate in accordance with the Project Timeline, it shall notify the Corporation of its intention to commence start-up and testing of the WTGs for a specified Phase, in accordance with the terms and procedures specified in this Section 12.1 and the requirements for Substantial Completion specified in Section 12.2. Such notice shall be given at least ten (10) days prior to Vestas-American's planned commencement of testing of such Phase and shall include a Punchlist with respect to such Phase. Within two (2) days of receipt of such notice, the Corporation shall confirm by Written Notice to Vestas-American that the Punchlist is acceptable and the interconnection of the Phase with the Interconnect Substation has been completed, and shall arrange for the Utility to accept deliveries of electrical power from such Phase during the test period. Any delays with respect to the foregoing shall be added to the time scheduled to achieve Substantial Completion with respect to such Phase and determination of the date thereof. All initial start-up and test procedures conducted by Vestas- American shall be conducted in accordance with the Test and Inspection Procedures.

            (b) The cost of all such testing shall be borne by Vestas-American. Such costs shall include, but shall not be limited to, the cost for Vestas-American's personnel, materials and/or equipment involved in such testing, provided, however, that the costs and expenses to be borne by Vestas-American shall exclude any and all costs and expenses of the Corporation or any third party participating in or monitoring such tests.

            (c) Vestas-American shall provide all personnel and equipment necessary to supervise such test operations and to provide all necessary technical assistance and advice. Vestas-American shall at all times up to the date of Preliminary Acceptance for any given Phase remain primarily responsible for and in control of the operation of such Phase and during such period shall provide all labor required to perform functions related to such Phase, and will be responsible for the costs and expenses related thereto.

      12.2. Substantial Completion. With respect to each Phase:

            (a) Substantial Completion shall occur when each of the following requirements have been fulfilled:

                  (1) each WTG and all Work required for such Phase has been installed and performs in accordance with the Contract Documents except those activities included in the Punchlist;

                  (2) the results of the start-up testing of each WTG in such
            Phase has met the requirements set forth in the Test and Inspection Procedures;

                  (3) Vestas-American delivers to the Corporation copies of the
            Substantial Completion test reports relating to such Phase;

                  (4) all components of the Facility comprising such Phase are mechanically, electrically and structurally sound, operate as a single unit capable of generating electrical energy for delivery to the service breakers in the WTG ground controllers; and

                  (5) Vestas-American delivers to the Corporation a Written
            Notice that items (1), (2) and (4) above have been accomplished ("Notice of Substantial Completion").

            (b) In the event the WTGs (or a portion comprising a Phase) are ready for start-up testing and start-up testing for a Phase is delayed or interrupted for a period in excess of eight (8) or more hours during a given day because of either (i) wind velocity in excess of the WTG "cut-out" or below the WTG "cut-in" as set forth in the WTG Specifications, or (ii) lack of interconnection to the Interconnect Substation or to the Utility's interconnection facilities, after the scheduled completion date for such interconnection in accordance with the Project Timeline, which is caused by any of the Corporation, the Other Contractors or the Utility, the Scheduled Substantial Completion Date for such Phase shall be extended one (1) day for each such delay or interruption in excess of eight (8) hours.

      12.3. Preliminary Acceptance. Within five (5) days following receipt of the Notice of Substantial Completion the Corporation shall execute and provide to Vestas-American a Preliminary Acceptance Certificate in the form attached as Exhibit "F" hereto ("Preliminary Acceptance"); provided, however, that if the Corporation reasonably believes that, notwithstanding the Notice of Substantial Completion to the contrary, the Phase does not fulfill the requirements specified in Section 12.2, then the Corporation may deliver its Written Notice to that effect to Vestas-American. Such notice shall
            (a) be delivered within five (5) days following the Corporation's receipt of the Notice of Substantial Completion; and (b) state in particular the deficiencies noticed relating to such Phase. Contractor shall then perform, at Contractor's sole cost and expense, corrective measures to remove such defects, deficiencies and/or discrepancies and shall again notify the Corporation, in accordance with Section 12.2 hereof, when the Phase is deemed Substantially Complete by Contractor. The Corporation will have three (3) days after each subsequent notification to advise Contractor, in writing, of any additional or remaining defects, deficiencies and/or discrepancies which must be corrected by Contractor as a condition to Preliminary Acceptance. The occurrence of the Substantial Completion of a Phase shall not serve as a waiver of any rights of the Corporation to identify any defect, and/or deficiencies in the Phase and to request corrective action by Contractor subsequent to the Substantial Completion of such Phase and prior to Final Acceptance of such Phase. Following the Corporation's issuance of the first Preliminary Acceptance Certificate, the Contractor shall use all reasonable efforts to place the remaining Phases in service so that Final Acceptance of the Facility can be achieved.

      12.4. Custody of Facility. On the date of Preliminary Acceptance, Vestas-American shall relinquish to the Corporation and the Corporation shall assume full and exclusive custody and control of the Phase, including responsibility for operation and maintenance, insurance, and risk of loss for the Phase in accordance with Section 14.

                12.4.1. Reservation of Title. Notwithstanding that custody and risk of loss of a Phase or Phases will have been turned over to the Corporation at the date(s) of Preliminary Acceptance, legal title to the WTGs, Towers and related equipment shall remain with Vestas-American until the entire Facility Price has been paid in full. If and to the extent the Corporation receives or shall be deemed for any reason to have received title to any of such equipment prior to payment in full of the amounts due Vestas-American under this Contract, the Corporation hereby grants to Vestas-American, and Vestas-American hereby retains, a security interest in and to such WTGs, Towers and related equipment as security for payment in full of the amounts due Vestas-American under this Contract, and hereby agrees to execute any documents reasonably requested by Vestas-American in order to perfect the security interest granted pursuant to this
                        Section 12.4.1, including, without limitation, financing statements.

                12.4.2. Protection of Security Interest. The Corporation
                        agrees that until the Facility Price is paid in full to Vestas-American that it will take all reasonable measures and act in accordance with manufacturer's procedures to preserve the value of and to protect the WTGs, Towers and related equipment and any parts or components thereof, from any damage or loss while located on the Project Site or in the possession or control of the Corporation. Upon Preliminary Acceptance of each Phase the Corporation agrees, at its own expense, to provide and maintain general liability, property damage, and such other insurance, with coverages and in amounts sufficient and appropriate to cover the risk of loss or damage to any and all of the

                        WTGs, Towers and related equipment, or any parts or components thereof, and to preserve and protect Vestas-American's interest in the same until the Facility Price is paid in full.

      12.5. Right of Waiver. The Corporation, in its sole discretion, shall have the right, but shall have no obligation, to waive, defer or reduce any of the requirements stated in Section 12.2 at any time. Likewise, the Corporation may deliver its acknowledgment pursuant to
            Section 12.3 at any time, thereby causing Preliminary Acceptance to occur as to a Phase in its then present condition. However, the Corporation's exercise of any rights hereunder shall apply only to such requirements as the Corporation may specify and shall in no event relieve Vestas-American of any requirements or other obligations not so specified.

13. FINAL ACCEPTANCE.

      13.1. Submittals and Certification. Within ten (10) days following the date of Preliminary Acceptance of the last of the Phases and provided all Phases have achieved Preliminary Acceptance, Vestas-American shall submit to the Corporation the following, or shall cause the following to be accomplished, as applicable:

            (a) final lien waivers and releases from Vestas-American;

            (b) all test results, manuals and other documents required by the Contract Documents and not previously submitted;

            (c) all Contractor's, Subcontractors' and Suppliers' personnel, supplies, equipment, waste materials, rubbish and temporary facilities shall have been removed from the Job Site and the Project Site;

            (d) a certification by Contractor identifying all outstanding claims of Contractor under this Contract with documentation sufficient to support such claims;

            (e) Contractor shall have assigned or provided the Corporation with all warranties or guarantees which Contractor received from Subcontractors or Suppliers to the extent Contractor is obligated to do so pursuant to Section 6.25 hereof;

            (f) all training required to be provided by Vestas-American pursuant to Section 6.1 shall have been completed and all training documentation and manuals which Vestas-American is required to provide to the Corporation have been provided;

            (g)   an invoice for final payment due Vestas-American;

            (h) Contractor shall have delivered all consumables to the Project Site pursuant to Section 6.15 hereof;

            (i) Contractor shall have completed Work on all Punchlist items, and

            (j) a certificate that the foregoing items (a) through (i) have been submitted or accomplished, as applicable.

      13.2. Final Acceptance. Within seven (7) days, following receipt of all such documents and completion of all such obligations described in
            Section 13.1, subject to the completeness and accuracy of such documents and completion of all such obligations, the Corporation shall execute and provide to Vestas-American acknowledgment of the Corporation's receipt of all such documents, and the Final Acceptance Certificate in the form attached hereto as Exhibit "C" stating that, to the best of the Corporation's knowledge, the Punchlist items have been completed to the satisfaction of the Corporation and all of Contractor's other obligations under this Contract have been satisfied in full (except those obligations as specified in this Contract that would otherwise be performed after Final Acceptance), which shall constitute Final Acceptance of the Facility. The Corporation shall then pay to Vestas-American all remaining sums then due pursuant to Section 11 or otherwise due under the Contract Documents. Such final payment from the Corporation to Vestas-American shall constitute a release and waiver of all claims by the Corporation against Vestas-American, or any of its directors, officers, shareholders or employees, directly arising from or relating to the Work, except those arising from unsettled liens, claims for breach of any representation, warranty or covenant set forth in the Contract Documents, including but not limited to, the warranties contained in Section 19 and Exhibit "N", claims for misrepresentation of any material fact set forth in the Contract Documents, claims for indemnification, third party claims or any breach of Vestas-American's other continuing obligations under the Contract Documents. The foregoing provisions of this Section 13.2 do not in any way limit Corporation's rights to pursue any claims it may have against Persons other than Contractor.

      13.3. Vestas-American Acceptance and Waiver. Acceptance by Vestas-American of the final payment made by the Corporation pursuant to Section
            13.2 of this Contract shall constitute a release and waiver of any and all claims which Vestas-American has or may have against the Corporation directly arising from or relating to the Work except those arising from claims for breach of any misrepresentation, warranty or covenant set forth in the Contract Documents, claims for misrepresentation of any material fact set forth in the Contract Documents, claims for indemnification, third party claims or any breach of the Corporation's other continuing obligations under the Contract Documents. The foregoing provisions of this Section 13.3, however, do not in any way limit Vestas-American's right to pursue any claims it might have against Persons other than the Corporation.

14. RISK OF LOSS. The Corporation shall assume the risk of loss for all materials and equipment incorporated in each Phase on the date of Preliminary Acceptance of such Phase. Prior to such date, Vestas-American shall maintain sufficient insurance against the loss of or damage to such property in transit, in storage or as installed and shall bear the risk of loss and responsibility of preserving, safeguarding and maintaining such property until the date of Preliminary Acceptance. Any materials, equipment or supplies comprising the Facility and which is Vestas-American's responsibility under this Contract or that of its Subcontractors or Suppliers, but is lost, damaged, stolen or impaired before the date of Preliminary Acceptance, shall be timely replaced by Vestas-American at its sole cost and expense; provided that such loss, damage or theft is not due to (a) a breach by the Corporation of its obligations under the Contract Documents, or (b) an act or omission of the Other Contractors.

15. CHANGE ORDERS.

      15.1. Changes in the Work.

            (a) The Corporation may at any time, as the need may arise and without invalidating this Contract, order reasonable changes within the scope of the Work consisting of additions, deletions, or other revisions to the Work; provided, however, that the Corporation shall not be entitled to reduce or increase the number or change the type of WTGs and Towers comprising the Facility. All such changes in the Work shall be authorized by a Change Order. If such changes increase or decrease the amount due Vestas- American under the Contract Documents, or change a Scheduled Substantial Completion Date or the Project Timeline, an equitable adjustment shall be authorized by a Change Order.

            (b) The Project Manager also may, at any time, by issuing a Field Order, make changes in the details of the Work. Vestas-American shall proceed with the performance of any changes in the Work so ordered by the Project Manager unless Vestas-American believes that such Field Order entitles Vestas-American to a change in the Facility Price, a Scheduled Substantial Completion Date, the Project Timeline or all of the foregoing, in which event Vestas-American shall give the Project Manager Written Notice thereof within five (5) days after the receipt of the Field Order. Within ten (10) days following such Written Notice, Vestas-American shall document the basis for the change in Facility Price, the date of a Scheduled Substantial Completion or the Project Timeline, as applicable. Vestas-American shall not execute any of the changes included in such Field Order pending the receipt of an executed Change Order. In the event Vestas-American executes any of the changes included in a Field Order prior to receipt of an executed Change Order, the Corporation shall have no obligation to pay for such changes unless and until a Change Order is executed.

            (c) Within five (5) days after Vestas-American receives a draft Change Order from the Corporation, Vestas-American shall provide the Corporation with a written statement specifying any suggested modifications to the Change Order, any additional estimated costs to be incurred by Vestas-American and any modifications to the Project Timeline, including the date of a Scheduled Substantial Completion, as a result of the Change Order. Within fifteen (15) days after the Corporation receives such written statement, the Corporation shall notify Vestas-American as to whether the Corporation agrees to such additional estimated costs and/or modifications. If the Corporation so agrees, the Change Order, Facility Price, date(s) of Scheduled Substantial Completion for a Phase or Phase(s) and/or Project Timeline shall be modified accordingly, and the Change Order promptly signed by Corporation and delivered to Vestas-American.

            (d) In the event that the Corporation does not agree to either the proposed additional estimated costs or other modifications, the disputed matter or matters shall be resolved pursuant to the dispute resolution procedures set forth in Section 28. Pending the resolution of any dispute, Vestas-American shall continue to perform its obligations under the Contract Documents, as modified by those aspects of the Change Order not in dispute, and the Corporation shall pay to Vestas-American any amounts included in such Change Order which are not in dispute. However, Vestas-American's continued performance of the Work shall not prejudice its rights to effect a modification to the Project Timeline or Change Order or to receive additional compensation for any Work required by such Change Order. Upon resolution of the disputed matters pursuant to the dispute resolution provisions of Section 28, the Change Order, Facility Price, the applicable Scheduled Substantial Completion Date(s) and/or Project Timeline shall be modified accordingly.

      15.2. Changes in Facility Price. The Facility Price may be changed only by a Change Order. The value of any Work covered by a Change Order, including, without limitation, any request for increase or decrease in the Facility Price, shall be determined by one or more of the following methods in the order of precedence listed below:

            (a) An agreed lump sum broken down as provided under Section 10.3 of this Contract; or

            (b) The actual cost for labor, direct overhead, materials, supplies, equipment, and services provided by Subcontractors and Suppliers necessary to complete the additional Work. In addition, there shall be added an amount equal to five percent (5%) of the actual cost of the additional Work, to cover the cost of general overhead, supervision and profit. The actual cost plus five percent (5%) will be broken down as provided under Section 10.3 of this Contract.

            If Change Orders, when considered in the aggregate, increase or decrease the Facility Price by more than $100,000, the Stated Amount of the Payment Security referenced in Section 11.3 must be increased or decreased, as appropriate, as promptly as practicable upon request by Vestas-American in the event of an increase, or upon request by Corporation in the event of a decrease, by Sixty Five Percent (65%) of the total increase or decrease in Facility Price resulting from the Change Orders.

16. SUBCONTRACTORS AND SUPPLIERS.

      16.1. Subcontracts and Suppliers. Vestas-American may locate and procure the services of such Subcontractors that in Vestas-American's reasonable judgment may be necessary to complete the installation of the Facility; provided, however, that any such contracting shall not relieve Vestas-American of any of its obligations and duties hereunder, and that to the extent practicable, agreements entered into by Vestas-American with such Subcontractors where the contract sum exceeds Fifty Thousand Dollars ($50,000) shall be assignable to the Corporation. All Subcontractors and Suppliers shall be required to maintain insurance in such amounts and forms as are customary.

      16.2. Labor Relations. Contractor shall use reasonable commercial efforts, in conjunction with the Corporation, to minimize the risk of labor related delays by entering into any necessary agreement or agreements with Subcontractors performing Work at the Job Site. Contractor shall advise the Corporation promptly, in writing of any actual, anticipated, or threatened labor dispute that might affect the performance of the Work by Contractor or by any of its Subcontractors. Contractor agrees and covenants that, in the performance of this Contract, it shall not discriminate against any person or group of persons on the grounds of race, creed, color, ancestry, age, sex or marital status, or in any other manner prohibited by the laws of the United States of America or the State of Texas.

17. ROYALTIES AND PATENTS.

      17.1. Inventions. Vestas-American shall obtain all necessary patents, trademarks, copyrights or licenses required for the performance of the Work and shall pay all royalties and license fees necessary for the performance of the Work and use of the WTGs, Towers, equipment and material procured and installed by Vestas-American which comprises the Facility (the "Facility Rights"). Vestas-American shall defend, indemnify and hold harmless the Corporation from all suits, claims, loss, damage and expense (including reasonable attorneys' fees) relating solely to unauthorized disclosure or use of any trade secrets, or of patent, copyright or trademark infringement arising from Vestas-American's performance (or that of its Subcontractors or Suppliers) under this Contract.

      17.2. Licenses. Contractor shall grant to the Corporation a nonexclusive, royalty-free license, for use solely in connection with operation, maintenance or repair of the Facility, with respect to any invention based wholly or in part on or derived from proprietary information received from the Corporation. Contractor further agrees to grant and hereby grants to the Corporation a royalty-free, nonexclusive license to the Facility Rights now or hereafter owned or controlled by Contractor, to the extent necessary for the operation, maintenance or repair of the Facility or any unit or component thereof designed, specified or constructed by Contractor under this Contract.

18. TERMINATION AND SUSPENSION.

      18.1. Default. If at any time prior to Final Acceptance and payment of all amount due under the Contract Documents, one or more of the following events (each such event called an "Event of Default") shall occur:

                  (1) Any representation or warranty made by a party herein or in any certificate given to the other party pursuant to the terms hereof shall prove to be false, incorrect or materially misleading as of the date on which it was made;

                  (2) Any party shall fail to make any payment when due
            hereunder or default in any material respect in the observance or performance of any covenant, condition, or agreement of such party contained herein;

                  (3) A party shall file a petition commencing a voluntary case under the applicable bankruptcy or insolvency laws (the "Bankruptcy Law") or for liquidation, reorganization, or an arrangement pursuant to any other federal or state bankruptcy law, or shall be adjudicated a debtor or be declared bankrupt or insolvent under the Bankruptcy Law, or any other federal or state law relating to bankruptcy, insolvency, winding-up, or adjustment of debts, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or if a petition commencing an involuntary case under Bankruptcy Law or an answer proposing the adjudication of a party as a debtor or a bankrupt or proposing its liquidation or reorganization pursuant to the Bankruptcy Law, any other federal or state bankruptcy law shall be filed in any court and such party shall consent or acquiesce in the filing thereof, or such petition or answer shall not be discharged or denied within ninety
            (90) days after the filing thereof (the foregoing, collectively, "Bankruptcy Event"); or

                  (4) A custodian, receiver, trustee or liquidator of a party or of all or substantially all of a party's assets, or such party's interest in the Contract Documents or the Facility, shall be appointed in any proceeding brought against such party and shall not be discharged within ninety (90) days after such appointment, or if such party shall consent to or acquiesce in such appointment.

      18.2. Remedies for Default. An Event of Default may be cured only in accordance with Section 18.4 below. If an Event of Default occurs which is not cured (or curable) pursuant to Section 18.4, then the non-defaulting party shall have the right, in its sole discretion, either to continue this Contract in full force and effect, or, by Written Notice to the defaulting party, to terminate this Contract and all obligations of the non-defaulting party hereunder. In either event, the non- defaulting party shall continue to be entitled to any and all legal and equitable remedies it may have against the defaulting party under this Contract or otherwise, including rights of offset.

      18.3. Termination Not a Waiver. The termination of this Contract shall be without prejudice to any other rights or remedies which a party may have against the other, and no termination of this Contract shall constitute a waiver, release or estoppel by either party of any right, action or cause of action it may have against the other.

          18.3.1. Termination by Contractor. In addition to the right to terminate pursuant to Section 18.2 above, (a) Contractor shall have the right to terminate this Contract if the Work is stopped for a period of thirty (30) consecutive days as a result of an order of any court or other public authority having jurisdiction, or as a result of an act of government, through no act or fault of Contractor or a Subcontractor or Supplier, or their respective agents or employees, and (b) if the Corporation's Event of Default is nonpayment, Contractor shall have the right to terminate this Contract or to stop performance of the Work until Contractor has been paid all amounts due it, in which case a Change Order shall be issued to increase the Facility Price or extend the Scheduled Substantial Completion Dates, the Scheduled Facility Completion Date and the Project Timeline and Payment Schedule, or both, as compensation to Contractor for the costs and delays attributable to the stoppage of the Work. In the event of any termination by Contractor under this Contract, the Corporation shall pay Contractor for all Work performed and for Work in process on or off site through the date of termination, the cost of that Work and the expense of setting and paying termination costs under the terminated Subcontracts and purchase orders, storage, transportation, and other costs incurred which are reasonably necessary for the preservation, protection, removal or disposition of the terminated Work

                  (including unused equipment and the WTGs), and for any loss sustained to or upon any equipment, materials, tools, construction equipment and machinery, including reasonable profit, and all costs of demobilization and re-employment of personnel and equipment.

          18.3.2. Termination by the Corporation. In the event of a termination by the Corporation pursuant to Section 18.2 hereof, the Corporation (a) shall pay Contractor for all Work performed through the date of termination, including all equipment and materials delivered to the Project Site, and all costs incurred by Contractor, if any, at the Corporation's request after termination, (b) at the option of the Corporation, pay the net cost (exclusive of overhead and profit) of any unused or partially used materials at the Job Site not already paid for as part of the Facility Price, and
                  (c) may take possession of the Job Site and of all materials, equipment, construction equipment and machinery on site owned by Contractor and may finish the Work and complete the Facility. Corporation will take reasonable steps to mitigate the cost for completion of such work. Any such Work performed by or on behalf of the Corporation shall be excluded from the Installation Warranties given hereunder.

      18.4. Cure of an Event of Default. An Event of Default shall be deemed cured only if such default shall be remedied within thirty (30) days after Written Notice has been sent to the defaulting party from the non-defaulting party specifying the default and demanding that the same be remedied (provided that failure of a party to provide such notice shall not be deemed a waiver of such default), provided, however, that if such default is not reasonably capable of cure within thirty (30) days of receipt of such notice, then the default shall not be deemed an Event of Default if the defaulting party commences to remedy the default within thirty (30) days of such notice and thereafter diligently pursues such remedy until such default is fully cured; provided, further, however, that in no event shall either party be entitled to longer than ninety (90) days to an Event of Default with respect to any payment obligation under this Contract after receipt of Notice thereof.

19. WARRANTIES.

      19.1. No Liens. Vestas-American warrants that, upon payment in full to Vestas-American of the Facility Price and all amounts due Vestas-American under the Contract Documents, title to the Facility shall pass to Corporation or its nominee free and clear of any and all liens, claims, security interests or other encumbrances.

      19.2. Quality of Work. The Facility shall be installed in a workmanlike manner using new materials. Work shall meet the requirements of this Contract and the Work performed by Vestas-American or its Subcontractors shall be and remain free from defects in materials and workmanship for one (1) year following the date of Preliminary Acceptance of the final Phase (the "Installation Warranty").

          19.2.1. Remedy for Breach. If the Installation Warranty is breached, then the Corporation shall give Written Notice of the breach with reasonable promptness following the Corporation's discovery thereof and in no event after the expiration of the Warranty Period, and Vestas-American shall promptly repair or replace the defective materials, equipment, parts or defective workmanship, including any damage to the surrounding Work and Other Project Work, at the cost and expense of Vestas-American. Any part of the Work so repaired, replaced or corrected shall be similarly warranted for a period of one (1) year from the completion date of such repair, replacement or correction. The decision whether to repair or replace shall be made in the sole discretion of Vestas-American. In the event Vestas-American should fail to commence repairs, adjustments or other work that may be made necessary by such defects, after receipt of the Corporation's Written Notice and a reasonable opportunity to commence such repairs or other work, the Corporation may do so, and Vestas-American shall pay the reasonable cost thereof upon request accompanied by reasonable documentation evidencing the costs thereof.

          19.2.2. Exclusions. THE WARRANTIES SET FORTH IN THIS CONTRACT ARE EXCLUSIVE AND IN LIEU OF ALL WARRANTIES, EXPRESSED OR IMPLIED, OF PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR UNDER THE TEXAS DECEPTIVE TRADE PRACTICES ACT OR OTHERWISE. EXCEPT AS SET FORTH IN THIS CONTRACT, THERE ARE NO OTHER WARRANTIES, AGREEMENTS OR UNDERSTANDINGS WITH RESPECT TO THE WORK AND NO OTHER WARRANTY, ORAL OR WRITTEN, WHICH MIGHT HAVE BEEN GIVEN BY AN EMPLOYEE, AGENT, OR REPRESENTATIVE OF VESTAS-AMERICAN IS AUTHORIZED BY VESTAS-AMERICAN. VESTAS-AMERICAN IS NOT AND SHALL NOT BE HELD LIABLE FOR BREACH OF ANY WARRANTIES GIVEN IN THIS CONTRACT CAUSED BY OR ARISING OUT OF:

                        a) MATERIAL NONCOSMETIC ALTERATIONS OR REPAIRS NOT CARRIED OUT BY VESTAS-AMERICAN, ITS SUBCONTRACTORS OR SUPPLIERS, OR PERSONS AUTHORIZED IN WRITING BY VESTAS-AMERICAN, EXCEPT AS PERMITTED PURSUANT TO
                              SECTION 19.2.1.;

                        b) AFTER THE DATE OF THIS CONTRACT, THE USE OF MATERIALS, EQUIPMENT, LAYOUTS, OR DESIGNS, SUPPLIED OR STIPULATED, OR ANY SERVICES PROVIDED BY, ANY PARTY OTHER THAN VESTAS-

                              AMERICAN, ITS SUBCONTRACTORS OR SUPPLIERS IN
                              CONNECTION WITH THE WORK;

                        c) ANY DAMAGE TO THE WORK BY THE CORPORATION OR THIRD PARTIES, INCLUDING WITHOUT LIMITATION, VANDALISM AND MALICIOUS MISCHIEF, THEFT OR ATTEMPTED THEFT;

                        d) ANY LOSS A DEFECTIVE PART MAY CAUSE, INCLUDING LOSS OF PRODUCTION, LOSS OF PROFIT AND OTHER CONSEQUENTIAL OR INCIDENTAL LOSS; OR

                        e) OPERATION OF THE WTGs OR EQUIPMENT IN A MANNER OTHER THAN THAT SPECIFIED IN THE VESTAS-AMERICAN INSTRUCTIONS AND OPERATIONS MANUAL REFERENCED IN
                              SECTION 6.2 OF THIS CONTRACT.

                        f) ANY DELAY IN REMEDYING A BREACH OF VESTAS-AMERICAN'S WARRANTY HEREUNDER DUE TO AN EVENT OF FORCE MAJEURE.

      19.3. Parts and Power Curve. Vestas-American warrants, as more particularly set forth in the Standard Warranty attached hereto as Exhibit "N", that the WTGs shall be free from defects in material for a period of one (1) year from the date of expiration of the Installation Warranty and will meet the power curve specified in the Standard Warranty for a period of two (2) years from the date of Preliminary Acceptance of the third Phase.

      19.4. Assignment of Warranties and Guarantees. Vestas-American agrees that, in order to secure the Construction Financing, the Corporation may transfer and assign to Lender, without further consent by the Subcontractor or Supplier, any and all warranties, guarantees and remedies conveyed by Vestas-American or by the Subcontractors or Suppliers pursuant to Section 6.25 or this Section 19.

      19.5. No Limitation. The obligation of Vestas-American to satisfy the warranties in this Section 19 shall not be limited or diminished by any amounts paid by Vestas-American, if any, as liquidated damages for failure to achieve Substantial Completion for any of the Phases by the Scheduled Substantial Completion Date for such Phase.

20. FORCE MAJEURE.

      20.1. "Force Majeure," as used in this Contract, means any cause beyond the control and not due to the negligence of the party affected, as a result of which it is not reasonably possible for the party affected to avoid a delay in performance of, or it is unable to perform, its obligations under this Contract (other than any obligation for the payment of money); including, but not limited to, natural disasters, flood, extreme weather conditions, earthquake, storm, fire, lightning, perils of sea, epidemic, war (whether declared or undeclared), acts of god or the public enemy, riot, explosions, civil disturbance, sabotage, explosions, strikes or lockouts (except strikes which are limited to employees of Contractor, any of its Subcontractors or Suppliers, or an Affiliate of Contractor), vandalism, or any action of a court or other public authority. Equipment failure due to wear and tear or defects in manufacture, design or construction will not constitute an event of Force Majeure.

      20.2. If either party is rendered wholly or partially unable to perform its obligations under this Contract because of an event of Force Majeure, that party shall be excused from whatever performance is affected by the event of Force Majeure to the extent, and for the time period, so affected and shall not be considered to be in default in respect of any obligation hereunder, if failure of performance shall be due to an event of Force Majeure.

      20.3. Within five (5) days after becoming aware of an event of Force Majeure, the affected party shall give Written Notice to the other party stating the nature of the event, its anticipated duration and effect upon the performance of such party's obligations. The burden of establishing the existence of an event of Force Majeure is on the party claiming an event of Force Majeure.

      20.4. Delay or failure of performance due to an event of Force Majeure shall be excused for a period no longer than the delay or failure in performance caused by such event. The excused party shall use all reasonable efforts to continue to perform its obligations hereunder which are not affected by the event of Force Majeure. Obligations of a party which were required to have been performed in accordance with the Project Timeline prior to the occurrence of an event of Force Majeure causing the delay or failure of performance shall not be excused as a result of such occurrence unless such occurrence makes such performance impossible.

      20.5. If, within a reasonable time after occurrence of a Force Majeure event causing Contractor to suspend or delay performance of the Work, reasonable action to be undertaken has been identified and recommended in writing by the Corporation to Contractor (which action shall be at the sole cost and expense of the Corporation if the recommended action relates to the Other Project Work and at the sole cost and expense of the Contractor if the recommended action relates to the Work) (the "Recommendation"), and Contractor has failed, within a reasonable time after receipt of such Recommendation, to take such action as Contractor could lawfully and reasonably initiate to remove or relieve either the Force Majeure occurrence or its direct or indirect effects, then the Corporation may, after Written Notice to Contractor, at Contractor's expense, initiate such reasonable measures as will be designed to remove or relieve such Force Majeure occurrence or its direct or indirect effects. The Corporation shall invoice Contractor for any such amount and, provided such amount is reasonable and is documented to Contractor's reasonable satisfaction, Contractor shall pay such amount within thirty (30) days of receipt of invoice.

      20.6. If an event of Force Majeure occurs that affects Contractor's performance, the Scheduled Substantial Completion Date, the Scheduled Facility Completion Date, the Project Timeline and any other schedule affected by such delay shall be adjusted and extended by a period equal to the amount of time (including a period for demobilization and remobilization) reasonably determined by the Corporation and Contractor to be necessary for Contractor to make up for the delay and a Change Order issued for an appropriate increase in the Facility Price.

21. INSURANCE

      21.1. Contractor's Insurance. Prior to the start of the Work at the Job Site, Contractor will provide a certificate of insurance and hereafter will maintain the following insurance with insurance carriers reasonably acceptable to the Corporation, and permitted to do business in the United States.

          21.1.1. Workmen's Compensation. Workmen's compensation insurance as required by law where the Work is performed and employer's liability insurance with a limit of liability of $1,000,000 for each accident. Vestas-American shall require each Subcontractor to provide such Workers' Compensation Insurance, including occupational disease provisions, for all of the Subcontractors' employees at the Project Site unless such employees are covered by the protection afforded by Vestas-American. In case any class of employees engaged in hazardous work under the Contract Documents at the Project Site is not protected under a Workers' Compensation statute, Vestas-American will provide, and shall cause each Subcontractor to provide, adequate and suitable insurance for the protection of its employees not otherwise protected.

          21.1.2. Comprehensive General Liability. Comprehensive general liability insurance with a $1,000,000 combined single limit for bodily injury and/or property damage for each occurrence including broad form contractual liability insurance, personal injury, products and completed operations insurance during the term of the Work and for one (1) year after completion of the Work.

          21.1.3. Automobile Liability. Business auto liability insurance covering owned, non-owned and hired automobiles in the amount of $1,000,000 combined single limit for bodily injury and property damage for each accident.

          21.1.4. Shipping Insurance. Prior to Shipping the WTGs or any equipment to be supplied by Vestas-American hereunder, Vestas-American will procure or cause to be procured shipping insurance in an amount not less than full replacement costs of the value of equipment being shipped. Such insurance shall take affect prior to equipment departing the manufacturer's premises and continue in full force until the shipment arrives at the Project Site.

          21.1.5. Excess Liability. Excess liability insurance covering employer's liability; comprehensive general liability; and business auto liability to a limit of $25,000,000 combined single limit for bodily injury and property damage.

          21.1.6. Requirements of Contractor's Insurance. Contractor shall be responsible for the payment of all deductible amounts with respect to the insurance required to be maintained by it under this Section 21.1 (such insurance hereinafter referred to as "Contractor Insurance"). All Contractor Insurance (other than workmen's compensation insurance) shall:

                  (a) specify the Corporation, Owner and Lender as additional insureds (only to the extent of Contractor's indemnity obligation contained herein);

                  (b) provide that the Corporation, Owner and Lender shall have the right, but not any obligation, to pay premiums if Contractor shall fail to do so; and

                  (c) waive any right of subrogation against the Corporation, Owner or Lender and waive any other right of the insurers to any offset or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Corporation, Owner or Lender.

          21.1.7. Contractor's Policies. All policies of insurance required to be maintained by the Contractor under Section 21.1 shall:

                  (a) provide a severability of interests or cross liability clause;

                  (b) except in the case of Workmen's Compensation Insurance and other statutory insurances where it would be inappropriate, name Corporation, Lender, the Utility, the Utility's parent corporation and Affiliates, and their respective directors, officers, shareholders, agents, servants, and employees ("TU Electric Group") as additional insured for their respective interests to the extent of the Contractor's indemnity obligations set forth in Section 24; and

                  (c) provide that they may not be canceled, or materially changed, without thirty (30) days' prior written notice sent by registered mail to the Corporation and other insureds.

      21.2. Corporation's Insurance

          21.2.1. Comprehensive General Liability. Comprehensive general liability insurance with a $1,000,000 combined single limit for bodily injury and/or property damage for each occurrence including broad form contractual liability insurance, personal injury, products and completed operations insurance during the term of the Work and for one (1) year after completion of the Work.

          21.2.2. Builder's All Risk. A Builder's "All Risk" insurance policy shall be purchased and maintained by the Corporation for the Facility covering all work at the Project Site, and all equipment at the Project Site intended for incorporation in the Facility (including temporary buildings, site huts and offices used for the purpose of the construction of the Facility but not intended for in the Corporation therein, but excluding Contractor's construction equipment) against the risk of physical loss or damage from whatever cause (including resultant loss or damage arising from faulty materials, workmanship or design), other than risks specifically excluded by the terms of the policy. The Builder's All Risk insurance shall be on a "replacement cost" basis insuring the total cost of the Facility and will also provide:

                  (a)   coverage for removal of debris;

                  (b)   off-Site storage coverage; and

                  (c) cold and hot (operational) testing coverage (at the option of the Corporation).

                  The deductibles for all such insurance if economically available in the Corporation's reasonable opinion shall not exceed $100,000 for each single occurrence. The payment of the deductible shall be the responsibility of the Corporation. This policy shall name the Contractor and its Subcontractors as additional insureds.

          21.2.3. Permanent Property Insurance. Upon Preliminary Acceptance of the first Phase and until Final Acceptance, the Corporation shall procure and maintain at the Corporation's cost and expense "all-risk" property insurance (including boiler and machinery and business interruption insurance) subject to normal policy exclusions for the Facility at full replacement value with a deductible of no more than $100,000 and 45 days for business interruption (or less if commercially reasonable). The Corporation shall name Contractor and its Subcontractors as additional insureds under such permanent property insurance only until such time as their interest ceases to exist.

          21.2.4. Corporation's Policies. All policies of insurance required to be maintained by the Corporation under Section 21.2 shall to the extent applicable:

                  (a) provide a severability of interests or cross liability clause;

                  (b) name Contractor as an additional insured to the extent of the Corporation's indemnity obligations set forth in
                        Section 24; and

                  (c) provide that they may not be canceled, or materially changed, without thirty (30) days' prior written notice sent by registered mail to the Contractor.

          21.2.5. Primary Insurance. The policy of insurance referred to in
                  Section 21.2.2, shall be endorsed to specify that it is primary to and not excess of or on a contributing basis with any insurance or self-insurance maintained by the Corporation and the Contractor (and their respective Affiliates) or any Subcontractors in respect of losses arising out of or in connection with the Work.

      21.3. Certificates and Cancellations.

          21.3.1. Certificates. Contractor and Corporation shall, no less than 20 days prior to commencement of the work, deliver to each other certificates of insurance evidencing the coverages specified in Sections 21.1 and 21.2 hereof.

          21.3.2. Notice of Cancellation. All policies of insurance to be secured and maintained hereunder shall provide, by endorsement, that the other party and any additional insured shall be provided thirty (30) days' prior written notice of any material policy changes or cancellations, and that no such cancellation or change shall be effective without such notice.

          21.3.3. Failure to Pay. Irrespective of the requirements as to insurance to be carried as provided for herein, the insolvency, bankruptcy or failure of any insurance company carrying insurance of a party, the failure of any insurance company to pay claims accruing, shall not affect, negate or waive any of the provisions of this Contract including, without exception, the indemnity obligations of the party.

      21.4. Nonwaiver. Failure of either party to comply with the foregoing insurance requirements shall in no way waive its obligations or liabilities under this Contract or the rights of Corporation hereunder against Contractor, or the rights of Contractor hereunder against the Corporation.

      21.5. Right to Insure. Should either party fail to provide or maintain any of the insurance coverage required under this Section 21, the other party shall have the right to provide or maintain such coverage at the failing party's expense, either by direct charge or set-off.

      21.6. Ratings. All policies must be written with insurers licensed in the State of Texas, with an A.M. Best rating of "B+, VIII" or better, for insurers not rated by A.M. Best, the insurers must be of a quality equivalent to that of an A.M. Best rating "B+, VII" or better.

      21.7. Occurrence. All liability policies must (i) be written on an occurrence basis, unless an occurrence basis policy becomes unavailable, in which case all policies provided for in this Section 21 must be maintained for four (4) years from Final Acceptance, (ii) include the Contractor, the Corporation, the Owner, the TU Electric Group and Lender, as their interests may appear, as additional insureds, (iii) provide that each insured is provided coverage as though a separate policy had been issued to each, except the insurer's liability must not be increased beyond the amount or amounts for which the insurer would have been liable had only one insured been covered, and only one deductible applies per occurrence, no matter the number of insureds, and (iv) provide that the Utility and other additional insureds specified above are never responsible for premium payment.

      21.8. Endorsement. All policies other than Workers' Compensation insurance and the policy required under Section 21.2.2 hereof, must contain endorsement (if the terminology is not in the printed form) that Vestas-American's policy is primary in all insurance despite like coverages, if any, carried by the Corporation.

22. LIMITATION ON DAMAGES.

      22.1. Consequential Damages. In no event shall the Corporation or Vestas-American be liable for any special, indirect or consequential damages even if such party has been advised of the possibility of such damages.

      22.2. Limitation. The liability of Vestas-American, its agents, employees, Subcontractors and Suppliers, with respect to any and all claims and costs arising out of or incurred by Vestas-American under any of the warranty provisions of this Contract, or arising out of the performance or non-performance of any other obligations of Vestas-American in connection with the manufacture, sale, delivery, storage, erection of the Facility or use of the Work or the rendition of other services in connection therewith, whether based on contract, warranty, tort (including negligence but excluding gross negligence or willful misconduct), strict liability or otherwise, shall not exceed in the aggregate the Facility Price. The limitation of liability shall apply if loss or damage, irrespective of cause or origin, results directly or indirectly to persons or property from the negligence, active or otherwise, of Vestas-American, its agents, employees, Subcontractors and Suppliers, and shall prevail over any conflicting or inconsistent provisions contained in any of the Contract Documents, except to the extent such conflicting or inconsistent provisions further restrict Vestas-American's liability.

23. REPRESENTATIONS AND WARRANTIES.

      23.1. Vestas-American. As of the Effective Date, Vestas-American hereby represents and warrants to the Corporation that:

          23.1.1. Due Incorporation and Good Standing. Vestas-American is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and that prior to the commencement of the Work it will be qualified to do business as a foreign corporation, and in good standing, in the State of Texas, and in each jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary to perform the Work;

          23.1.2. Corporate Authorizations. The execution, delivery and performance of the obligations of Vestas-American under the Contract Documents have been duly authorized by all requisite corporate action and in accordance with its charter documents. Each Contract Document has been duly executed and delivered by an officer of Vestas-American in accordance with such authorization and constitutes a valid and binding obligation of Vestas-American, enforceable against Vestas-American in accordance with its terms;

          23.1.3. No conflict. The execution and delivery of this Contract will not conflict with any Applicable Laws or any covenant, agreement or understanding to which Vestas-American is a party or by which it or any of its properties or assets is bound or affected;

          23.1.4. Approvals. To its actual knowledge, no authorization, approval, exemption or consent by any governmental or public body or authority (other than the Applicable Permits which are required by Applicable Law to be obtained by Vestas-American) is required to be obtained by Vestas-American in connection with the authorization, execution, delivery and performance of its obligations pursuant to this Contract; provided, however, that the Corporation recognizes that there may be approvals, exemptions or consents by governmental or public bodies and Applicable Permits to be obtained by the Corporation or the Other Contractors necessary to perform the Other Work sequenced in such a manner as to permit performance of the Work by Vestas-American;

          23.1.5. No Actions. To its actual knowledge, there are no actions, suits, proceedings or investigations pending or threatened against it at law or in equity before any court or before any federal, state, municipal or other governmental department, commission, board or agency which, individually or in the aggregate, is reasonably likely to have a material adverse effect on its ability to perform its obligations under this Contract;

          23.1.6. Facility Rights. It owns or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits or rights with respect to the foregoing necessary to perform the Work without conflict with or infringement of the rights of others;

          23.1.7. Site Approval. As of the Effective Date, Vestas-American has visited the Project Site and determined that in its present condition, the Project Site is suitable for the performance of the Work, and that the access and use requirements set forth on Exhibit "K" are adequate for the performance of the Work except to the extent that Other Work needs to be performed as provided under this Contract;

          23.1.8. Manufacture Schedule. Provided the Corporation performs its obligations hereunder in a timely manner and without delay, that all Notices to Proceed are given by the time required in
                  Section 4.3.1 hereof, and that there are no Events of Force Majeure, the WTGs, Towers and other equipment comprising the Facility can be manufactured and delivered to the Project Site in accordance with the Project Timeline; and

          23.1.9. Qualifications. Vestas-American has:

                  (a) examined the Contract Documents thoroughly and has become familiar with and understands their terms and prior to commencement of the Work, it will have reviewed and examined state and local laws applicable to the construction of the Project;

                  (b) the experience and proper qualifications to perform the Work and to install the Facility, and has the required authority, ability, skills and capacity to perform the Work in a manner consistent with Prudent Electric Power Industry Practice.

      23.2. The Corporation. As of the Effective Date, the Corporation hereby represents and warrants to Vestas-American that:

          23.2.1. Due Incorporation and Good Standing. The Corporation is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

          23.2.2. Qualification The Corporation has examined the Contract Documents thoroughly and has become familiar with and understands their terms and their relation to the Other Project Work. Prior to Vestas-American commencing the Work, the Corporation will have reviewed and examined state and local laws applicable to the construction of the Project;

          23.2.3. Corporate Authorizations. The execution, delivery and performance of the obligations of the Corporation under the Contract Documents have been duly authorized by all requisite corporate action and in accordance with the Articles of Incorporation and Bylaws of the Corporation. Each Contract Document has been duly executed and delivered by an officer of the Corporation in accordance with such authorization and constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms;

          23.2.4. Owner Authorization. Owner has authorized Corporation's execution, delivery, and performance of the Contract Documents and construction of the Facility contemplated thereunder.

          23.2.5. No conflict. The execution and delivery of this Contract will not conflict with any Applicable Laws or any covenant, agreement or understanding to which the Corporation is a party or by which it or any of its properties or assets is bound or affected;

          23.2.6. No Actions. To its actual knowledge, there are no actions, suits, proceedings or investigations pending or threatened against it at law or in equity before any court or before any federal, state, municipal or other governmental department, commission, board or agency which, individually or in the aggregate, is reasonably likely to have a material adverse effect on its ability to perform its obligations under this Contract;

          23.2.7. Project Schedule. Provided Vestas-American performs its obligations hereunder in a timely manner and without delay and that there are no Events of Force Majeure, the Other Project Work can be sequenced and completed in accordance with the Project Timeline to permit Vestas-American to perform the Work in accordance with the Project Timeline and to achieve Substantial Completion of the Facility by the Scheduled Substantial Completion Date; and

          23.2.8. Rights. The Corporation has obtained or shall obtain prior to commencement of the Work all necessary authorizations, approvals and rights which relate to the Project Site and development of the Project, including, without limitation, easements, access rights, the right to use all the patents, trademarks, service marks, tradenames, copyrights, licenses, franchises, permits or rights with respect to the foregoing necessary to perform the Other Project Work without conflict with the rights of others and has complied with all Applicable Laws, regulations and ordinances which relate to the Project, and the execution of and performance under this Contract does not and will not violate any contract or agreement to which the Corporation is a party.

      23.3. Survival of Representations and Warranties. The representations and warranties of the parties set forth in this Section 23 shall survive the expiration or termination of this Contract.

24. INDEMNITY. This Section 24 shall survive the expiration or termination of this Contract.

      24.1. By Vestas-American. To the fullest extent permitted by law, Vestas-American shall indemnify and hold harmless the Corporation and its agents and employees from and against all claims, damages, losses and expenses, including but not limited to attorneys' fees and court costs, arising out of or resulting from (a) the negligent acts or omissions of Vestas-American, a Subcontractor, Supplier or any Person directly or indirectly employed by any of them or any Person for whose acts any of them may be liable (regardless of whether or not such claim, damage, loss, expense, fine, penalty or award is caused in part by a party indemnified hereunder) during the performance of the Work or any curative action under any warranty under this Contract following performance of the Work, provided that any such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), (b) the failure of Vestas-American to comply with Applicable Laws or the conditions of Applicable Permits obtained by Vestas-American, or (c) hazardous materials brought onto the Project Site by Vestas-American or any Subcontractor or Supplier, unless such hazardous materials are released as the result of a negligent act or omission of Owner, Corporation, an Other Contractor, or any Person directly or indirectly employed by Owner, Corporation or an Other Contractor.

      24.2. Liens and Claims. To the extent that Contractor has been paid in accordance with this Contract, Contractor shall indemnify, defend and hold harmless the Corporation from and against any and all loss, costs, damages and expense arising out of or in connection with any and all liens filed in connection with the Work including, without limitation, all expenses and attorneys' fees incurred by the Corporation in discharging any liens or similar encumbrances. If Contractor shall fail to discharge or bond over promptly any lien or claim upon the Facility or upon any materials, equipment or structures comprising the Facility or encompassed therein, or upon the premises upon which they are located, the Corporation may so notify Contractor in writing and Contractor shall then satisfy , bond over or defend any such liens or claims. If, within ten (10) days following the Corporation's Written Notice, Contractor either does not satisfy or bond over such liens or claims or does not give the Corporation reasons in writing reasonably satisfactory to it for not causing the release or bonding of such liens or paying such claims, the Corporation shall have the right, at its option, after Written Notice to Contractor, to cause the release, payment or settlement of such liens or claims, and the Corporation at its sole option may (i) require Contractor to pay, within ten (10) days of request by the Corporation, or (ii) offset against amounts due or to become due, including amounts held by the Corporation hereunder as retainage, to Contractor all costs and expenses incurred by the Corporation causing the release, paying or settling such liens or claims, including, without limitation administrative costs, attorneys' fees and other expenses. Contractor shall have the right to contest any such lien provided it first provides to the Corporation a bond or other assurances of payment reasonably satisfactory to the Corporation, in the amount of such lien in form and substance satisfactory to the Corporation.

      24.3. By the Corporation. To the fullest extent permitted by law, the Corporation shall indemnify and hold harmless Vestas-American and its agents and employees from and against all claims, damages, losses and expenses, including but not limited to attorneys' fees and court costs, arising out of or resulting from (a) the negligent acts or omissions of the Corporation, Owner, an Other Contractor, any Person directly or indirectly employed by any of them or any Person for whose acts any of them may be liable (regardless of whether or not such claim, damage, loss, expense, fine, penalty or award is caused in part by a party indemnified hereunder) during the performance of its obligations under the Contract Documents, or during the performance of the Other Project Work, and, following the transfer of the risk of loss with respect thereto, all other portions of the Project, provided that any such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Other Project Work itself), (b) the failure of the Corporation to comply with Applicable Laws or the conditions of Applicable Permits, or (c) hazardous materials located at, on or under the Project Site, except for hazardous materials brought onto the Project Site by Vestas-American, its Subcontractors or Suppliers unless such hazardous materials are released as the result of a negligent act or omission of the Owner, Corporation, an Other Contractor or any Person directly or indirectly employed by Owner, Corporation or an Other Contractor.

25. INTELLECTUAL PROPERTY RIGHTS.

      25.1. Generally. The Corporation acknowledges that under the terms of the Contract Documents it is being provided and will have access to certain intellectual property rights owned, used or licensed by Vestas-American, including but not limited to, corporate names, trade names, trademarks, service marks, software, trade secrets, patents, and other proprietary information relating to (i) the specification, design, construction, installation, operation or maintenance and repair of the WTGs, Tower Foundations and Towers, as well as (ii) training processes, and the contents of service and maintenance manuals, Test and Inspection Procedures, and the Detailed Plan (collectively, "Intellectual Property Rights"). Without limiting any rights of Vestas-American with respect to the Intellectual Property Rights under the Contract Documents, or Applicable Laws, the Corporation acknowledges that such Intellectual Property Rights are extremely valuable to the business of Vestas-American, and agrees that: (i) the Contract Documents only provide the Corporation, all representatives of the Corporation (including Other Contractors), with the non-exclusive right to use such Intellectual Property Rights in connection with the Project, and that such parties will not disclose or use such Intellectual Property Rights for any other purpose other than in connection with this Project, (ii) the Corporation and all representatives of the Corporation (including Other Contractors) will protect and maintain the confidentiality of Intellectual Property Rights, and will cause others who have access to Intellectual Property Rights to do the same, and (iii) the Corporation, and all representatives of the Corporation (including Other Contractors) will not disclose any information constituting such Intellectual Property Rights to any third-party, except (a) to the extent such information is generally available to the public other than as a result of a disclosure by the Corporation, (b) in connection with the construction, development or operation of the Project on a need to know basis, (c) upon the written consent of Vestas-American or a Vestas-American representative, or (d) as expressly otherwise permitted by this Contract.

      25.2. Nondisclosure by the Corporation. If requested by Vestas-American, the Corporation shall cause Operator and the Other Contractors to agree in writing to be bound by and to adhere to the provisions of
            Section 25.1 as if they were originally parties to this Contract. To the extent any of the licensors or other owners of the Intellectual Property Rights Work may require, the Corporation shall execute such confidentiality and nondisclosure agreement or agreements as such licensors or owners may reasonably require, and, shall cause the Other Contractors and the Utility to do the same.

      25.3. Mutual Confidentiality. Without limiting Sections 25.1 and 25.2 above, any information concerning the parties hereto which is proprietary and disclosed to the other party incident to the performance of Work by Vestas-American or incident to performance of the Other Project Work or performance of the obligations of the Corporation hereunder pursuant to this Contract is disclosed in confidence and the transferee shall not publish or otherwise disclose it to third parties without the written approval of the transferor; provided, however, that nothing herein shall limit either party's right to disclose any data provided by the other party hereunder which (i) was furnished by such party prior to the execution of this Contract without restrictions, (ii) becomes knowledge available within the public domain, (iii) is received by either party from a third party without restriction and without breach of this Contract or (iv) is disclosed to any court, arbitrator or governmental authority having jurisdiction and asserting a right to such information or disclosed to third parties in compliance with an order of such court, arbitrator or governmental body; and provided, further, that nothing herein shall limit the right of the Corporation to provide any information regarding Subcontractor, any Contractor and any Supplier to any Lender (or advisors retained on their behalf) or their successors and assigns.

26. NOTICES.

      All notices, demands or other communications hereunder shall be given or made in writing and shall be delivered personally or sent by registered or certified airmail, postage prepaid, addressed to the party to whom they are directed at the following addresses, or at such other address as may be designated by notice from such party, or by telex (confirmed by letter as aforesaid) or by telecopy:

            If to Corporation:      York Research Corporation
                                    280 Park Avenue, Suite 2700 West
                                    New York, NY 10017
                                    Attn: Richard Nerzig
                                    Telecopier No.: (212) 557-3131

            With a copy to:         York Research Corporation
                                    6322 Corte Esparanza
                                    Pleasanton, CA 94566
                                    Attn.: Jerry Fuchs
                                    Telecopier No.: (925) 426-4748

            If to Vestas-American:  Vestas-American Wind Technology, Inc.
                                    19020 North Indian Avenue, Suite 4-C
                                    P.O. Box 2010
                                    Palm Springs, CA 92258
                                    Attn.: Hans J0rn Rieks
                                    Telecopier No.: (760) 329-5558

      Any notice, demand or other communication given or made solely by mail in the manner prescribed in this section shall be deemed to have been given and to be effective three (3) days after the date of such mailing; if given by telex (provided letter confirmation as aforesaid also be dispatched), shall be deemed to have been given when properly dispatched, and if given by telecopy, shall be deemed to have been given when properly dispatched.

27. INSPECTION.

      27.1. Inspection. Either party shall have the right to timely inspect any item of equipment, material, design, engineering, service or workmanship to be provided as part of the

            Work or the Other Project Work hereunder, and the other party shall, upon request, arrange for any such inspection of equipment or material at the point of fabrication. Each party shall be responsible for costs of its own personnel and their transportation with respect to such inspections. Either party shall have the right to timely reject any portion of the Work or the Other Project Work which does not conform to the Contract or, with respect to the Other Project Work, adversely affects the Work or is of inferior quality, design or workmanship, or does not conform to Prudent Electric Power Industry Practices. Upon such rejection, the other party shall promptly remedy, at its sole cost and expense, any condition so identified as giving rise to such rejection, and, in the case of the Other Project Work, without causing delay to the Work.

      27.2. Observation by Utility and Lender. Contractor understands that the Utility and the Lender or their respective representatives have the right, from time to time, to observe and inspect the Work and the Facility and to observe all on-site tests of the Work and the Facility. Upon reasonable Notice to Contractor, Contractor shall, at no cost or expense to it, allow Utility and Lender and their respective representatives reasonable access to the Work and the Facility and to Contractor's non-proprietary technical records pertaining thereto as reasonably requested by the Utility and/or Lender, or their respective representatives. The Corporation shall be responsible for compliance by such Person with the safety rules and regulations of the Job Site.

      27.3. Comment. Inspection, review and/or comment by the Corporation with respect to plans, specifications, drawings, shop drawings, samples or any other work or services performed by Contractor or any Subcontractor or Supplier shall not in any way reduce Contractor's obligations to perform the Work in accordance with the Contract Documents or be deemed to be a warranty or acceptance by the Corporation with respect to such work or services, except for reasonable decisions at the Job Site in light of cost and time considerations. The Corporation will complete its review and/or comments concerning any materials submitted by Contractor for such purpose within ten (10) days of its receipt of such materials or other submission or sooner if priority handling is requested by Contractor. Contractor shall not be required to delay the Work due to an untimely exercise by the Corporation of its review and comment rights under this Contract.

28. MISCELLANEOUS.

      28.1. Successors and Assigns. This Contract shall be binding upon and shall inure to the benefit of the successors and assigns of Vestas-American and the Corporation. No party may assign or transfer this Contract, in whole or in part, except upon the prior written consent of the other party hereto which consent shall not be unreasonably withheld or delayed, and, provided, further that such consent to assignment of this Contract shall not be required with respect to any assignment by the Corporation to any Lender in connection with any financing or refinancing of the Project.

      28.2. Late Interest. Any amounts due by either party under the Contract Documents and not paid by a party when due shall bear interest at the lesser of the rate of 10% per annum or the maximum legal rate commencing on the first day after such payment is due and continuing until paid to the party to whom it is due.

      28.3. Governing Law. This Contract shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Texas applicable to agreements made and to be performed wholly within the State of Texas.

      28.4. Arbitration. Any controversy, claim or dispute between the parties hereto arising out of or related to this Contract or the breach hereof, which cannot be settled amicably by the parties, shall be submitted for arbitration before a single arbitrator in accordance with the provisions contained herein and in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration ("Rules"); provided, however, that notwithstanding any provisions of such Rules, the parties shall have the right to take depositions (up to three (3) per party and which depositions shall conclude within sixty (60) days following appointment of the arbitrator) and obtain limited discovery regarding the subject matter of the arbitration. Each party shall be required to exchange documents to be used in and the names of witnesses that will appear in the arbitration proceeding not less than twenty (20) days prior to the arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator shall determine all questions of fact and law relating to any controversy, claim or dispute hereunder. All arbitration will take place in the City and County of Dallas, Texas.

            Any party desiring arbitration shall serve on the other party and the Dallas Office of the American Arbitration Association, in accordance with the aforesaid Rules, its Notice of Intent to Arbitrate ("Notice"). If the parties cannot agree upon an arbitrator within ten (10) days of the filing of the Notice, then the arbitrator shall be selected in accordance with the Rules. The arbitration proceedings provided hereunder are hereby declared to be self-executing, and it shall not be necessary to petition a court to compel arbitration.

            The Notice shall be filed in writing with the other party to this Contract and with the Dallas Office of the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

      28.5. Jurisdiction and Venue. To the fullest extent permitted by Applicable Law, each party stipulates that the Dallas Office of the American Arbitration Association, State and Federal District courts located in Dallas, Texas, shall have in personam jurisdiction and venue over each of them for purposes of arbitrating any dispute, controversy or proceeding arising out of or related to this Contract, and if any appeal is taken from the arbitration proceeding, the appeal shall be heard in the State or Federal District Court located in Dallas. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in
            Section 26 of this Contract.

      28.6. Attorneys' Fees. In any arbitration or litigation to enforce the provisions of this Contract, the prevailing party in such action shall be entitled to the recovery of its reasonable attorneys' fees and expenses, fees of the arbitrator, costs and expenses such as expert witness fees, as fixed by the arbitrator or court without necessity of noticed motion.

      28.7. Amendments. This Contract may be modified or amended only by an instrument in writing signed by all of the parties hereto.

      28.8. Severability. If for any reason a court of competent jurisdiction finds any phrase, sentence, clause, section or provision of this Contract to be unenforceable, that provision will be enforced to the maximum extent permissible, and the remainder of this Contract will continue in full force and effect.

      28.9. Entire Agreement. The terms and conditions set forth herein, together with those set forth on all exhibits attached hereto, constitute the complete statement of the agreement between Vestas-American and the Corporation relating to the sale and installation of the Facility. No prior statement, correspondence or writing shall modify or affect the terms and conditions hereof. Prior representations, promises, warranties or statements by any agent or employee of Vestas-American that differ in any way from the terms and conditions hereof shall be given no effect.

     28.10. Further Assurances. Each of the parties hereto agrees to execute such documents and take such action as the other party shall determine to be reasonably necessary or desirable to effectuate fully the provisions of this Contract. The Contractor also agrees to take such action reasonably requested by the Lender as a condition to providing Construction Financing, provided such action does not cause Vestas-American to incur any expense not already contemplated by this Contract.

     28.11. Waiver. No waiver of any provisions of this Contract will be valid unless signed by a duly authorized representative of a party, and waiver of any one provision will not constitute a waiver of any other provision. No waiver of any breach or default under this Contract will constitute a waiver of any other or subsequent breach or default under this Contract. No delay or omission on the part of a party in the exercise of any right or remedy, whether before or after any breach or default, will operate as a waiver of such right or remedy or impair such party's right to fully and strictly enforce any such right or remedy.

     28.12. Headings. Headings and captions are for the convenience of the parties only, and will not affect the definition, construction, or interpretation of this Contract.

     28.13. Drafting Ambiguities . Each party to this Contract and its counsel have reviewed and revised this Contract. The rule of construction that any ambiguities are to be resolved against the drafting parties shall not be employed in the interpretation of this Contract, or any amendments or exhibits to this Contract.

     28.14. Modifications Required by Lender. Vestas-American shall make such modifications to the Contract Documents as may reasonably be required by the Lender as a condition to providing Construction Financing, provided, however, that any such modifications do not adversely alter the rights or increase the duties or obligations of Vestas-American under the Contract Documents or cause Vestas-American to incur additional expense in the performance of its obligations under the Contract Documents.

     28.15. Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with preparation of the Contract Documents and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

     28.16. No Third Party Beneficiaries. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

     28.17. Independent Contractor. Contractor is an independent contractor and nothing contained herein shall be construed as constituting any relationship with the Corporation other than that of independent contractor, nor shall it be construed as creating any relationship whatsoever between the Corporation and Contractor's employees. Neither Contractor, nor any of its employees, is or shall be deemed to be an employee of the Corporation.

     28.18. Counterparts and Telefax Execution. This Contract may be executed by the parties in one or more counterparts or duplicate originals, all of which taken together shall constitute one and the same instrument. The facsimile signatures of the parties shall be deemed to constitute original signatures, and facsimile copies hereof shall be deemed to constitute duplicate originals.

     28.19. ParentGuaranty. To secure Contractor's obligations under this Contract and in consideration of the benefits to be derived by Contractor hereunder, Contractor shall deliver to the Corporation, concurrently with the execution hereof, a Parent Guaranty, duly executed by the Guarantor in the form attached as Exhibit "L" hereto.

      IN WITNESS WHEREOF, Vestas-American and the Corporation have caused this Contract to be executed by their duly authorized representatives as of the date first above written.

      "Corporation"                             "Vestas-American"

      YORK RESEARCH CORPORATION,                VESTAS-AMERICAN WIND
      a Delaware corporation                    TECHNOLOGY, INC.,
                                                a California corporation

       By:                                      By:
          --------------------------               --------------------------
          Name:                                    Name:
          Title:                                   Title:

                                    EXHIBIT A

                                  Detailed Plan

            Detailed description and specifications for Wind Turbine

                                    EXHIBIT B

                              Facility Description

V47 Portion

--------------------------------------------------------------------------------
   Quantity     Description
--------------------------------------------------------------------------------
      42        Vestas V47-660 kW Wind Turbine Generators (V47 WTG's)
--------------------------------------------------------------------------------
      42        Vestas V47-660 kW rotor blade sets
--------------------------------------------------------------------------------
      42        Top and ground control panels including interconnecting cables.
                Ground control panels to be equipped with necessary hardware and software necessary for interconnection with Second Wind
                monitoring system.
--------------------------------------------------------------------------------
      42        65 meter hub-height tubular towers with ladders, lighting and safety equipment
--------------------------------------------------------------------------------
      42        Power cables and mounting supports for FAA lights to be supplied and installed by the Corporation
--------------------------------------------------------------------------------
       1        Customs Duty on equipment imported from Denmark
--------------------------------------------------------------------------------
       1        Delivery (including shipping insurance) of V47 WTG's, control panels and Towers to Project Site
--------------------------------------------------------------------------------
       1        Installation of V47 WTG's, control panels and Towers to Project
                Site
--------------------------------------------------------------------------------
       1        Start-up of V47 WTG's according to Vestas manuals
--------------------------------------------------------------------------------
       1        Commissioning and  Acceptance  Testing of WTG's,  control panels and Towers according  to Vestas manuals and the Test and
                Inspection Procedures
--------------------------------------------------------------------------------
       6        sets of standard V47 WTG Operations manuals and Service and
                Maintenance manuals, including Vestas standard automatic
                updating system for service and maintenance manuals during warranty period.

       3        V47 Foundation Template Rings

       3 Sets   As-Built Drawings
--------------------------------------------------------------------------------


V66 Portion

--------------------------------------------------------------------------------
   Quantity     Description
--------------------------------------------------------------------------------
       4        Vestas V66-1650 kW Wind Turbine Generators (V66 WTG's)
--------------------------------------------------------------------------------
       4        Vestas V66-1650 kW rotor blade sets
--------------------------------------------------------------------------------
       4        Top and ground control panels including interconnecting cables.
                Ground control panels to be equipped with necessary hardware and software necessary for interconnection with Second Wind
                monitoring system.
--------------------------------------------------------------------------------
       4        Power cables and mounting supports for FAA lights to be supplied and installed by the Corporation
--------------------------------------------------------------------------------
       3        80 meter hub-height tubular towers with ladders, lighting and safety equipment
--------------------------------------------------------------------------------
       1        80 meter hub-height tubular towers with elevator, lighting and safety equipment
--------------------------------------------------------------------------------
       1        Customs Duty on equipment imported from Denmark
--------------------------------------------------------------------------------
       1        Delivery (including shipping insurance) of V66 WTG's, control panels and Towers to Project Site
--------------------------------------------------------------------------------
       1        Installation of V66 WTG's, control panels and Towers to Project
                Site
--------------------------------------------------------------------------------
       1        Start-up of V66 WTG's according to Vestas manuals
--------------------------------------------------------------------------------
       1        Commissioning and Acceptance Testing of WTG's, control panels and Towers according to Vestas manuals and the Test and
                Inspection Procedures
--------------------------------------------------------------------------------
       6        sets of standard V66 WTG Operations manuals and Service and
                Maintenance manuals, including Vestas standard automatic
                updating system for service and maintenance manuals during warranty period.

       1        V66 Foundation Template Ring

    3 Sets      As-Built Drawings
--------------------------------------------------------------------------------


                                    EXHIBIT C

                          Final Acceptance Certificate

                            York Research Corporation
                                 280 Park Avenue
                                 Suite 2700 West
                               New York, NY 10017

Vestas-American Wind Technology, Inc.
19020 North Indian Avenue, Suite 4-C
North Palm Springs, CA 92258

Subject: Final Acceptance Certificate

Reference is made to that certain Wind Turbine Equipment Sales and Installation Contract dated ________, 1998 by and between Vestas-American Wind Technology, Inc. ("Contractor") and York Research Corporation ("Corporation") (the "WTG Installation Contract").

Pursuant to Section 13.2 of the WTG Installation Contract, by this certificate, the Corporation certifies that:

1. Final lien waivers and releases from Contractor have been delivered by Contractor to Corporation;

2. Contractor's obligations under the WTG Installation Contract have been completed;

3. All test results, manuals and other documents required by the Contract Documents have been received by the Corporation;

4. All Contractor's and Subcontractor's and Supplier's personnel, supplies, equipment, waste materials, rubbish and temporary facilities have been removed from the Job Site and Project Site;

5. A Certification by Contractor identifying all outstanding claims of Contractor under this Contract with documentation sufficient to support such claims, has been delivered by Contractor to Corporation;

6. Contractor has assigned or provided Corporation with all warranties or guarantees which Contractor received from Subcontractors to the extent Contractor is obligated to do so pursuant to Section 6.25 of the WTG Installation Contract;

7. All training required under the Contract Documents has been provided and Corporation has received all documentation related thereto;

8. The Invoice for final payment due Contractor has been delivered by Contractor to Corporation;

9. All consumables required under the Contract Documents have been delivered to the Project Site; and

10.   All items on the Punchlist(s) have been completed.

11.   Contractor has delivered to Corporation a certificate in compliance with
      Section 13.1(j) of the Contract.

YORK RESEARCH CORPORATION


By:
   --------------------------
Title:
Date:

                                   EXHIBIT D

                           General Design and Plans

1.    Site Map

Preliminary site plan re-issued December 23, 1997 showing the location of the wind turbines, access roads, power lines (24.9 kV), substation and the operation & maintenance yard.

The phases of the Work are as follows:


       ---------------------------------------------------------------------
                                               Turbine        Number of
       Phase    Section      Turbine Type      Numbers        Turbines
       ---------------------------------------------------------------------
       1        36           V47               27 and 28      2
       ---------------------------------------------------------------------
                37           V47               29-42          14
       ---------------------------------------------------------------------
                                                 Total        16
       ---------------------------------------------------------------------
       2        15           V47               1-13           13
       ---------------------------------------------------------------------
                29           V47               14-26          13
       ---------------------------------------------------------------------
                                                 Total        26
       ---------------------------------------------------------------------
       3        23           V66               A-D            4
       ---------------------------------------------------------------------
                                                 Total        4
       ---------------------------------------------------------------------


2.    Electrical Interconnect

Proposed Simplified 1-Line Diagram; Drawing Number E-1, Revision 2, dated October 8, 1997, as same may be amended.

                                   EXHIBIT E

                               Payment Schedule

      Down Payment:   5% of Total Facility Price as Initial Down Payment
                      10% of Total Facility Price as Subsequent Down Payment
                      (less credit for Deposit previously paid)

      Interim Payments:


--------------------------------------------------------------------------------
Payment Event                V47 Facility                 V66 Facility
--------------------------------------------------------------------------------
First V47 Shipment    15% of V47 Facility Price   0% of V66 Facility Price
--------------------------------------------------------------------------------
Last V47 Shipment     15% of V47 Facility Price   0% of V66 Facility Price
--------------------------------------------------------------------------------
Last V66 Shipment     0% of V47 Facility Price    30% of V66 Facility Price
--------------------------------------------------------------------------------
All V47 WTGs on Site  15% of V47 Facility Price   0% of V66 Facility Price
--------------------------------------------------------------------------------
All V66 WTGs on Site  0% of the V47 Facility      20% of the V66 Facility Price
                      Price
--------------------------------------------------------------------------------
Phase 1 Preliminary   15% of V47 Facility Price   0% of V66 Facility Price
Acceptance
--------------------------------------------------------------------------------
Phase 2 Preliminary   15% of V47 Facility Price   0% of V66 Facility Price
Acceptance
--------------------------------------------------------------------------------
Phase 3 Preliminary   0% of V47 Facility Price    25% of V66 Facility Price
Acceptance
--------------------------------------------------------------------------------
Final Acceptance      10% of V47 Facility Price   10% of V66 Facility Price
--------------------------------------------------------------------------------


                                  EXHIBIT F

                      Preliminary Acceptance Certificate

                          York Research Corporation
                               280 Park Avenue
                               Suite 2700 West
                              New York, NY 10017

Vestas-American Wind Technology, Inc.
19020 North Indian Avenue, Suite 4-C
North Palm Springs, CA 92258

Subject: Preliminary Acceptance Certificate; Phase _____ (the "Phase")

Reference is made to that certain Wind Turbine Equipment Sales and Installation Contract dated ________, 1998 by and between Vestas-American Wind Technology, Inc. ("Contractor") and York Research Corporation ("Corporation") (the "WTG Installation Contract").

Pursuant to Section 12.3 of the WTG Installation Contract, by this certificate, the Corporation certifies that:

1. All WTGs and all Work related to Phase ____ of the Facility have been installed and perform in accordance with the Contract Documents;

2. The results of the start-up of all the WTGs in such Phase have met the requirements set forth in the Test and Inspection procedures as set forth in Exhibit "I" of the WTG Installation Contract;

3. The Corporation has received copies of the Substantial Completion test reports relating to the above-referenced Phase of the Facility;

4. All components of the Facility are mechanically, electrically and structurally sound, operate as a single unit capable of generating electrical energy for delivery to the WTG ground controller main breaker; and

5. Contractor has prepared and submitted to the Corporation's satisfaction the final Punch list for the Phase pursuant to the WTG Installation Contract.

YORK RESEARCH CORPORATION


By:
   ----------------------------
Title:
Date:

                                    EXHIBIT G

                            Project Site Description

Block 31,  Township 1 South, T&P Railroad Co. Survey, Howard County, Texas:


Section No.     Portion                   Restrictions
-----------     -------                   ------------

18              Per site map              Easement for access roads only
19              Per site map              Easement for access roads only


Block 32,  Township 1 South, T&P Railroad Co. Survey, Howard County, Texas:


Section No.     Portion                   Restrictions
-----------     -------                   ------------

14          Per site map                  Easement  for access roads and power
                                          lines only
15          All
23          N 1/2 of NW 1/4
            3 ac. in E 1/2 of SE 1/4      O&M facility site
            2 ac. in E 1/2 of SE 1/4      Substation site
            Per site map                  Easement  for access roads and power
                                          lines
24          Per site map                  Easement for access roads only
26          Per site map                  Easement  for access roads and power
                                          lines only
27          S 1/2
28          S 1/2
29          All
32          N 1/2
33          All except NE 1/4
34          N 1/2
35          All
36          S 1/2
37          All


                                   EXHIBIT H

                               Project Timeline

                                   EXHIBIT I

                        Test and Inspection Procedures

1. Start-up.

      Initial start-up of the WTGs will be conducted in accordance with the Vestas Standard Start-up Procedure No. 942258.R3, included in this Exhibit I.

2. Utility Test Performance.

      Power Factor Test.

      Vestas-American shall perform and prove that the Facility, including Phases which have previously achieved substantial compliance, is able to operate continuously under normal operating conditions with all available WTGs in service and achieve a total power factor in a power factor range between .95 lagging and unity measured at the ground controllers for each WTG and calculated based upon the average power factor achieved by all available WTGs.

      Procedure.

      Vestas-American will perform a power factor test on the Facility to verify the ability to operate at a power factor within a power factor range of .95 lagging to unity for one (1) hour. The test will be performed under normal operating conditions with all available WTGs in service. The written power factor test report will include data sheets and results every 10 minutes listing the Facility power factor, Facility total generation, Facility voltage, and the number of WTGs in service.

3. 24 Hour Test.

      Demonstrate 100% availability for each WTG in each Phase for a period of twenty-four (24) consecutive hours, provided that such demonstration need not be simultaneous for all WTGs in a Phase. In addition to being 100% available, each WTG must generate electricity for at least six (6) hours during its twenty-four
(24) hour test period.

4. Wind Turbine Inspection Record Scheme.

      The WTGs will be installed and tested according to Vestas Standard Inspection Record Scheme No. 942278, as amended from time to time, included in this Exhibit I.

5. Wind Turbine Standard Commissioning Certificate.

      Upon commissioning, the Vestas Standard Commissioning Certificate, a form of which is included in this Exhibit I, shall be duly filled out and signed by both the Corporation and Vestas-American

6. Availability Test

      Demonstrate that all WTGs in the Phase simultaneously operate at greater than a ninety percent (90%) aggregate availability for forty-eight (48) hours.

Start-up Procedures handbook.

Inspection Record Scheme.

Standard __________________ Certificate.

                                   EXHIBIT J

                  Tower Foundation Designs and Specifications

                               [TO BE PROVIDED]

                                   EXHIBIT K

                          Access and Use Requirements

      Minimum road dimensions and turning radius for access roads during construction for the V66 and V47.

      Map to the staging area.

                                   EXHIBIT L

                                Parent Guaranty

                                   EXHIBIT M

                  First Amendment to Wind Turbine Equipment
                        Sales and Installation Contract

      This First Amendment to Wind Turbine Equipment Sales and Installation Contract (the "Amendment"), is made and entered into as of ___________, 1998 by and between York Research Corporation, a Delaware Corporation (the "Corporation"), and Vestas-American Wind Technology, Inc., a California corporation (the "Contractor").

      A. Whereas, Corporation and Contractor entered into that certain Wind Turbine Equipment Sales and Installation Contract, dated as of __________, 1998 (the "Sales Agreement").

      B. Whereas, Corporation desires that Contractor construct the Tower Foundations for the Project; and

      C. Whereas, Contractor is willing to construct the Tower Foundations provided that the Sales Agreement is amended as provided herein.

      NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants set forth herein, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1. Definitions. Except as otherwise provided in this Amendment, capitalized terms used herein shall have the meanings set forth in the Sales Agreement.

      Section 2. Amendments.

      (a) Section 1.27 of the Sales Agreement is hereby amended (i) to insert the phrase "and forty-six (46) Tower Foundations," in the second line of the first sentence, immediately preceding the phrase "as more particularly described herein," and (ii) to delete the phrase "Tower Foundations" from subsection (a).

      (b) Section 1.86 of the Sales Agreement is hereby amended to insert the phrase "construction and" in the fourth line of the first sentence, immediately preceding the word "erection."

      (c) Section 3.2 of the Sales Agreement is hereby amended to delete the phrase "including but not limited to excavation for and construction of the Tower Foundations in accordance with the Tower Foundation Designs and Specifications, and" and to replace it with the phrase "other than construction of the Tower Foundations, including but not limited to". In addition, the last sentence of Section 3.2 is hereby deleted.

      (d) The Sales Agreement is hereby amended to add a new Section 5.6 as follows:

      "5.6. Tower Foundations. Install the Tower Foundations in accordance with the Contractor's Tower Foundation Designs and Specifications. The Tower Foundations shall include conduits for Communication System cables and power cables. Contractor shall be responsible to regrade the WTG pads after installation of the Tower Foundations and dispose of excess material excavated during the installation of the Tower Foundations, provided, however, that the disposal of any excess materials so excavated that are contaminated with hazardous materials, the presence of which are not the result of Contractor's actions or omissions, shall be the sole responsibility of Corporation, and Corporation will complete such disposal promptly and without delay to the Work."

      (e) The Sales Agreement is hereby amended to add a new Section 7.15 as follows:

     "7.15. Removal of Contaminated Soil. Remove and dispose of any soil and excess material contaminated with hazardous materials excavated during installation of the Tower Foundations."

      (f) The Sales Agreement is hereby amended to add a new Section 8.3 as follows:

      "8.3. Subsurface Conditions. Corporation shall be solely responsible for religious artifacts, biological matter, archeological items, and identifying the location and condition of underground pipelines, tanks and conduits not shown on the Project Site Map referenced in Section 7.3 of this Contract. In the event any unidentified subsurface conditions result in delay or additional cost to Contractor, Contractor shall be entitled to an increase in the Facility Price and/or extension of the Scheduled Substantial Completion Date in accordance with
Section 9.1 of this Contract. In the event Contractor encounters any of the above enumerated conditions when excavating, Contractor will promptly notify Corporation of same. Contractor will use reasonable care and methods in excavating for the Tower Foundations, including reasonable efforts, prior to excavation, to notify operators of subsurface utilities of the proposed excavation. Corporation shall assist and fully cooperate with Contractor in the identification of said operators, and the appropriate contact person(s) therefore. Contractor will be solely responsible for avoiding all items accurately depicted on the Project Site Map.

      (g) The Sales Agreement is hereby amended to insert a new Section 10.5 as follows:

     "10.5. Tower Foundations Price. The Facility Price is hereby increased by the amount of the Tower Foundations Price. The "Tower Foundations Price" payable by the Corporation to Vestas-American for the Tower Foundations shall be made in Dollars and shall be an agreed upon lump sum equal to the projected cost for labor, direct overhead, materials, supplies, equipment and other services necessary for performance of the Work with respect to construction of the Tower Foundations, plus a fee in the amount of five percent (5%) of the agreed upon lump sum. The Corporation will pay the Tower Foundations Price in the manner set forth below and such price will be broken down as provided under Section 10.3 of this Contract.

    10.5.1. Tower Foundation Down Payment. Prior to the commencement of any work on the Tower Foundations, Corporation shall pay Contractor an amount in Dollars equal to fifteen percent (15%) of the Tower Foundations Price as a down payment.

    10.5.2. Tower Foundation First Phase Installment. Within five (5) days of the receipt of an invoice from Contractor, and a certificate from a qualified third party confirming that all the Tower Foundations for the first Phase of the Facility have been completed, cured and are ready for Tower installation, Corporation shall pay Contractor an amount in Dollars equal to thirty percent (30%) of the Tower Foundations Price.

    10.5.3. Tower Foundation Second Phase Installments. Within five (5) days of receipt of an invoice from Contractor, and a certificate from a qualified third party confirming that the Tower Foundations for thirteen (13) of the twenty-six (26) Tower Foundations for the second Phase of the Facility have been completed, cured and are ready for Tower installation, Corporation shall pay Contractor an amount in Dollars equal to twenty-three percent (23%) of the Tower Foundations Price. Within five (5) days of receipt of an invoice from Contractor, and a certificate from a qualified third party confirming that the remainder of the twenty-six (26) Tower Foundations for the second Phase of the Facility have been completed, cured and are ready for Tower installation, Corporation shall pay Contractor an amount in Dollars equal to twenty-three percent (23%) of the Tower Foundation Price.

    10.5.4. Tower Foundation Third Phase Installments. Within five (5) days of receipt of an invoice from Contractor, and a certificate from a qualified third party confirming that all the Tower Foundations for the third Phase of the Facility have been completed, cured and are ready for Tower installation, Corporation shall pay Contractor an amount in Dollars equal to nine percent (9%) of the Tower Foundations Price.

      Section 3. Ratification. All other terms and conditions of the Sales Agreement not amended by this Amendment are otherwise ratified and confirmed and the Sales Agreement remains in full force and effect

      Section 4. Miscellaneous.

      (a) Governing Law. This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Texas applicable to agreements made and to be performed wholly within the State of Texas.

      (b) Counterparts and Telefax Execution. This Amendment may be executed by the parties in one or more counterparts or duplicate originals, all of which taken together shall constitute one and the same instrument. The facsimile signatures of the parties shall be deemed to constitute original signatures, and facsimile copies hereof shall be deemed to constitute duplicate originals.

      (c) Severability. If for any reason a court of competent jurisdiction finds any phrase, sentence, clause, section or provision of this Amendment to be unenforceable, that provision will be enforced to the maximum extent permissible, and the remainder of this Contract will continue in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Sales Agreement to be duly executed as of the day and year first above written.

      "Corporation"                       "Vestas-American"

      YORK RESEARCH CORPORATION,          VESTAS-AMERICAN WIND
      a Delaware corporation              TECHNOLOGY, INC.,
                                          a California corporation


       By:                                 By:
          -----------------------             -------------------------
          Name:                               Name:
          Title:                              Title:

                                   EXHIBIT N

                               STANDARD WARRANTY

1. Standard Warranty. Vestas-American warrants that the WTGs shall be free from defects in material (the "Parts Warranty") for a period of one (1) year commencing upon expiration of the Installation Warranty provided under the terms of the Contract (the "Parts Warranty Period"). The Parts Warranty and Power Curve Warranty set forth in Section 7 in this Standard Warranty are hereafter referred to as the Warranty ("Warranty").

2. Remedy. If there is a breach of the Parts Warranty, Vestas-American shall supply replacements for the non-conforming part(s), at its cost and expense, excluding transportation and travel expenses. Defective parts which have been replaced shall be the property of Vestas-American. The Warranty Period on all replacement parts or components shall be the greater of one (1) year from the date of expiration of the Installation Warranty or one (1) year from the date of replacement. The Parts Warranty covers parts and components, and does not include labor.

3. Limitation of Remedy. Corporation shall provide Vestas-American with written notice of any claim under the Warranty on or before expiration of the applicable Warranty Period, and any claim for a non-conforming part must be accompanied by a fully completed Vestas-American Service Report. Vestas-American will provide blank Service Reports to Corporation for use as needed. The Warranty is limited to defects which appear and of which Corporation notifies Vestas-American in writing within the applicable Warranty Period. EXCEPT AS EXPRESSLY STATED IN THIS STANDARD WARRANTY, THERE ARE NO OTHER WARRANTIES, AGREEMENTS OR UNDERSTANDINGS, ORAL OR WRITTEN, WITH RESPECT TO THE WTGS AND EQUIPMENT OR ANY SERVICES PROVIDED BY VESTAS-AMERICAN UNDER THIS AGREEMENT. THE WARRANTIES SET FORTH IN THIS STANDARD WARRANTY ARE EXCLUSIVE AND IN LIEU OF ALL WARRANTIES, EXPRESSED OR IMPLIED, (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION OR PERFORMANCE OF THE WTGS AND EQUIPMENT OR UNDER THE TEXAS DECEPTIVE TRADE PRACTICES ACT), ALL OF SUCH WARRANTIES BEING EXPRESSLY DISCLAIMED BY VESTAS-AMERICAN. Without limiting the generality of the foregoing, Vestas-American makes no warranty as to the availability or level of wind at the Project Site.

4. Specific Exclusions. Notwithstanding anything to the contrary contained herein, Vestas-American is not and shall not be liable for, and the Warranty specifically excludes, any loss or damage caused by or arising out of:

      a) material, noncosmetic alterations or repairs not carried out by Vestas-American, its Subcontractors or Suppliers, or persons authorized in writing by Vestas-American;

      b) after the Effective Date of the Contract, the use of materials, equipment, layouts or designs, supplied or stipulated, or any services provided by, any party other than Vestas-American, its Subcontractors or Suppliers in connection with the WTGs, unless approved in writing by Vestas-American;

      c) damage to the WTGs by Corporation or third parties, including, without limitation, vandalism or malicious mischief, theft or attempted theft;

      d)    any loss caused by a defective part except as set forth in Section
            7.2 below, including loss of production, loss of profit and other consequential or incidental loss;

      e) operation of the WTGs in a manner other than that specified in Vestas-American's instructions and operation manual referenced in
            Section 6.2 of the Contract;

      f) any delay in remedying a breach of this Warranty due to an event of Force Majeure.

In the event the WTGs are altered, modified or repaired in any manner whatsoever without the prior written consent of Vestas-American, the Warranty shall automatically terminate and be of no further force or effect.

5. Conditions. The Warranty and Vestas-American's obligations under this Warranty are expressly conditioned on all routine and non-routine service and maintenance (as per Vestas-American's standard service schedule) of the WTGs being performed either by Vestas-American or by a service company approved in writing by Vestas-American during the applicable Warranty Period.

6. Access. During the applicable Warranty Period, Corporation shall provide Vestas-American with access to the Project Site sufficient to perform its obligations under this Warranty and for any other relevant inspection of the WTGs. Such access shall be in accordance with the access and use requirements set forth in Section 7.2 of the Contract and on Exhibit "K" to the Contract.

7. Warranty of Performance.

      7.1. Power Curve Warranty. Vestas-American warrants, that for a period of two (2) years from Substantial Completion of the third phase of the Facility (the "Power Curve Warranty Period"), the measured power output for the WTGs ("MPO") shall not be less than the figures for warranted power output as set forth in Schedule 1 ("WPO") if measured in accordance with the requirements in Subsection 7.1.1. hereof ("Power Curve Warranty").

            7.1.1. Measurement of Power Curve. If the Corporation decides to measure the power output of the WTGs, such measurement shall be performed during the Power Curve Warranty Period, by a mutually agreed upon independent company, to be used for all measurements contemplated under this Warranty, on behalf of the Corporation, and for Corporation's account and at its sole cost and expense (unless the measurement determines that MPO is below ninety-five percent (95%) of WPO, in which case Contractor will reimburse Corporation for the cost of such measurement), and shall take place according to the standards and procedures set forth in the ECN 217 Standard attached hereto as Schedule 2, as updated from time to time ("Measurement").

If the measurement determines that MPO is at least ninety-five percent (95%) of WPO, then the WPO has been proven and Vestas-American has no further obligation or liability under the Power Curve Warranty for that testing period. The first testing period shall commence on the date of preliminary acceptance of the third Phase and end on the date of the initial Measurement. Any subsequent testing periods shall commence on the date of the most recent previous Measurement and end on the date of the then current Measurement. The MPO shall be deemed to be equal to or greater than ninety-five percent (95%) of the WPO if the Power Curve result in Section 7.2.2 is less than or equal to zero.

If the measurement determines that MPO is below ninety-five percent (95%) of WPO, Vestas-American shall be allowed a ninety (90) day modification and re-measuring period (the "Re-measurement") after the date of receipt by Vestas-American of a notice from the Corporation to such extent . If at any time prior to expiration of this ninety (90) day period, Vestas-American has taken corrective action and the MPO is re-measured to be at least ninety-five percent (95%) of the WPO, then the WPO has been proven or shall be deemed proven, and Vestas-American has no further liability or obligation under this Power Curve Warranty. Such Re-measurement shall be performed by the above described mutually agreed upon independent company and any cost or expense related to Re-measurement shall be for the account of Vestas-American.

            7.1.2. Liability in Respect of Power Curve Warranty Following Measurement. If, after the Measurement as set forth in Subsection 7.1.1., the MPO is determined to be less than ninety-five percent (95%) of the WPO as calculated under Section 7.2.2, Vestas-American shall, be liable to compensate the Corporation in accordance with the provisions of Section 7.2.2, until such time as Vestas-American has proven the MPO to be no less than ninety-five percent (95%) or until Re-measurement, whichever is earlier.

            7.1.3. Liability in Respect of Power Curve Warranty Following Re-measurement. If, after the Measurement and Re-measurement set forth in Subsection 7.1.1., the MPO is determined to be less than ninety-five percent (95%) of the WPO as calculated under Section 7.2.2, Vestas-American shall following an opportunity to cure pursuant to Section 7.3, be liable to pay the Corporation liquidated damages in the amount of Six Hundred Three Thousand Eight Hundred Dollars ($603,800) for each percentage point the MPO is determined to fall below the WPO (using the results of the most recent measurement), to include a proportionate fraction of such amount for any fraction of a percentage point. The amount of liquidated damages payable under this Section 7.1.3 shall be reduced by the amount of actual damages paid to Corporation under Section 7.1.2.

      7.2. Compensation in Respect of Liability of Warranty Performance. The Compensation, if any, to be paid by Vestas-American in consequence of a failure to meet the Power Curve Warranty as described in Section 7.1.2 shall be calculated as of the end of each testing period using the following formula:

            7.2.1.  Definitions.

NWD = Nominal Wind Distribution (as set forth in Schedule 3)
WPO = Warranted Power Output
MPO = Measured Power Output
PE = A percentage expressing the electrical loss from the WTG to Interconnect Substation (to be calculated as actual electricity sold divided by electricity generated).
EP = Power Purchase Agreement price for electricity per kWh during the period in question
PTC = Production Tax Credit (equal to 1.7(cents) per kWh for the first year of the Power Curve Warranty and 1.75(cents) per kWh for the second year)

            7.2.2. Subsection 7.1. Warranty: Power Curve.

(1)    Nominal Yearly Energy      WPO*95%*NWD*WTG number         = kWh
       Production:

(2)    Measured  Yearly           Energy MPO*NWD*WTG number      = kWh
       Production

(3)    Power Curve result         (1) - (2)                      = kWh

            7.2.3.  Gross Compensation Calculation.

(4)    Relevant Deviation ("RD")  (3) * PE                       = kWh

(5)    Gross Compensation ("GC")  RD * (EP +PTC)                 = currency

            7.2.4. Payable Compensation.

Vestas-American shall pay the Compensation within thirty (30) days after the receipt by Vestas American of the relevant invoice and complete supporting documentation, including but not limited to statements sent by the Utility evidencing electricity sold, and documentation supporting the above calculations.

Except as set forth in this Section 7, Vestas-American shall in no event compensate for any loss caused by the defect including loss of production, loss of profits and other consequential or incidental loss.

      7.3 Opportunity to Cure Failure to Meet Measured Power Output.

If following completion of the Measurement and Re-measurement of power output under Section 7.1.l the MPO is less than 95% of the WPO, Vestas-American may request Corporation to approve the addition of one (1) or more additional WTG(s) to the Facility in order to seek to increase the MPO; provided, that such request is made not later than ten (10) Business Days following receipt of notice of the results of the Re-measurement pursuant to Section 7.1.1.

Within ten (10) Business Days of receipt of such request, Corporation will approve or disapprove the addition of one (1) or more additional WTG(s). If approved by Corporation, Vestas-American shall have the right, at its sole expense, to take such actions as are necessary to install additional WTG(s) at the Project Site in order to seek to increase the MPO above ninety-five percent (95%).

                                   EXHIBIT O

                               PAYMENT SECURITY
                          (FORM OF LETTER OF CREDIT)

           IRREVOCABLE STAND-BY LETTER OF CREDIT NO. _______________

                                    Issuance Date:
                                    Expiration Date:
                                    Initial Stated Amount:

TO:   Vestas-American Wind Technology, Inc.
      19020 North Indian Avenue, Suite 4C
      P.O. Box 2010
      Palm Springs, CA 92258

Ladies and Gentlemen:

      ______________________________, ("Bank") hereby opens in favor of
Vestas-American Wind Technology, Inc. ("Beneficiary"), for the account of its customer, York Research Corporation, a Delaware corporation ("Account Party"), its irrevocable stand-by letter of credit no. ________________ ("Letter of Credit") in the initial stated amount of _____________ U.S. Dollars (U.S. $___________) and ___________ Danish Kroner (Dkk ________) (as reduced from time to time in accordance with the terms hereof, the "Stated Amount").

      Subject to the terms and conditions hereof, this Letter of Credit secures Account Party's obligation to faithfully perform all of the terms of Section 11 of the Wind Turbine Equipment Sales and Installation Contact (the "Contract") dated as of March ___, 1998 between Beneficiary and Account Party.

      Amounts drawn under this Letter of Credit shall be available by Beneficiary's drafts drawn at _______________, in the form of Annex A attached hereto and accompanied by a Drawing Certificate in the form of Annex B (a "Nonpayment Drawing"), or Annex C (an "Expiration Drawing") as appropriate, attached hereto and executed by an officer of Beneficiary, as identified by Beneficiary to Bank in writing from time to time.

      Partial draws of this Letter of Credit are permitted. Drawings honored by Bank under this Letter of Credit shall not, in the aggregate exceed the initial Stated Amount. The Stated Amount shall be automatically reduced, without any further action required by Beneficiary or Bank, immediately upon the honoring by Bank of any draft drawn hereunder. The U.S. Dollar portion and Danish Kroner portion of the Stated Amount will be reduced by the U.S. Dollar portion and the Danish Kroner portion of the draft. Following notice to the Bank from Beneficiary of Beneficiary's receipt from Account Party of an interim payment under Section 11.2 of the

Contract, the Stated Amount shall be automatically reduced by an amount equal to eight-six and sixty-seven hundredths percent (86.67%) of the payment made, without any further action required by Beneficiary or Bank. The U.S. Dollar portion and Danish Kroner portion of the Stated Amount shall be reduced in proportion to the U.S. Dollar portion and Danish Kroner portion of the payment made. This Letter of Credit will automatically be extended for a period of one
(1) year from the Expiration Date if the Bank does not notify Account Party and Beneficiary in writing more than thirty (30) days before the Expiration Date of Bank's decision not to grant an extension.

      This Letter of Credit shall automatically terminate at the earlier of (a) ____ p.m. on ___________, 199__, (b) the date that the entire Stated Amount has been drawn in full, or (c) the date the Bank receives notice from beneficiary that final payment of all monies due under the Contract has been made, whichever is earlier.

      Payment of any amount under this Letter of Credit by Bank shall be made as the Beneficiary shall instruct on the next Business Day after the date the Bank receives all documentation required hereunder, in immediately available funds on such date.

      This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500, or by subsequent Uniform Customs and Practice fixed by subsequent Congresses of the International Chamber of Commerce (the "UCP"), and performance of Bank and Beneficiary shall be in accordance with the terms thereof. If legal proceedings are initiated by any party with respect to the payment of this Letter of Credit, Bank agrees that such proceedings shall be subject to the jurisdiction of Texas courts and administrative agencies and subject to Texas law, to the extent not inconsistent with the UCP.

      Any draft drawn under this Letter of Credit must be presented at Bank's __________ office in the manner provided for herein, must contain the number and the date of the Letter of Credit and the name of Bank, and must be delivered prior to the expiration of this Letter of Credit as set forth above. If Bank receives Beneficiary's draft and certificate in strict conformity with the terms and conditions of this Letter of Credit prior to the expiration of the Letter of Credit, it will honor the same.

      This Letter of Credit is negotiable and transferrable and consists of two
(2) pages and Annexes A, B and C.

                              Sincerely,

                              LETTER OF CREDIT BANK


                              By:
                                 ----------------------------
                              Name:
                              Title:

                                     ANNEX A
                                       TO
                      IRREVOCABLE STAND-BY LETTER OF CREDIT
                               No. _______________

                                  FORM OF DRAFT

[Bank Address]                                      Place:____________________
                                                    Date: ______________, 19__

      At sight, pay to the order of _____________________________ the amount of _________________ Dollars ($_______) and ____________ Danish Kroner (Dkk
_________). This draft is drawn under Irrevocable Stand-by Letter of Credit No.
_______________, dated as of __________, 1998, issued by _________ Bank, for the account of York Research Corporation, a Delaware corporation.

                              VESTAS-AMERICAN WIND TECHNOLOGY, INC.


                              By
                                 --------------------------------------
                              Its:

                                     ANNEX B
                                       TO
                              IRREVOCABLE STAND-BY
                      LETTER OF CREDIT No. _______________
                     FORM OF NONPAYMENT DRAWING CERTIFICATE

                                                                  [Date]

[Bank Address]

      Re: Irrevocable Stand-by Letter of Credit No. _______________

Ladies and Gentlemen:

      The undersigned, the duly authorized officer of Beneficiary of the above-referenced letter of credit (the "Letter of Credit"), hereby certifies to you, as follows:

      1. Beneficiary is making a drawing under the Letter of Credit in the amount of ___________ Dollars ($_________) and _________ Danish Kroner (Dkk __________) [insert amount of accompanying sight draft] (the "Draw Amount") in accordance with the provisions of the Letter of Credit, as amended or supplemented from time to time.

      2. The undersigned deems Account Party has failed to pay Beneficiary as provided under Section 11 of the Wind Turbine Equipment Sales and Installation Contract referenced in the Letter of Credit (the "Contract").

      Capitalized terms used herein and not otherwise defined have the meanings provided therefor in the Letter of Credit or the Contract.

      Beneficiary has executed and delivered this Certificate on this _______ day of _____________, 199_.

                              Sincerely,

                              VESTAS-AMERICAN WIND TECHNOLOGY, INC.


                              By
                                 --------------------------------------
                              Its:

                                     ANNEX C
                                       TO
                              IRREVOCABLE STAND-BY
                      LETTER OF CREDIT No. _______________
                     FORM OF EXPIRATION DRAWING CERTIFICATE

                                                                  [Date]

[Bank Address]

      Re: Irrevocable Stand-by Letter of Credit No. _______________

Ladies and Gentlemen:

      The undersigned, the duly authorized Officer of Beneficiary of the above-referenced letter of credit (the "Letter of Credit"), hereby certifies to you, as follows:

      1. Beneficiary is making a drawing under the Letter of Credit in the amount of __________ Dollars ($________) and __________ Danish Kroner (Dkk ________) [insert amount of accompanying sight draft] (the "Draw Amount") in accordance with the provisions of the Letter of Credit, as amended or supplemented from time to time.

      2. The Letter of Credit will expire on __________ __, 1998, a date which is not more than thirty business days later than the date of this certificate, and Beneficiary has not secured the extension of this Letter of Credit or received a replacement letter of credit as required by the Contract between the Account Party and the Beneficiary.

      3. The Draw Amount represents the lesser of the Amount Stated available under this Letter of Credit or the amount necessary to secure payment of all obligations under Section 11 of the Contract.

      Capitalized terms used herein and not otherwise defined have the meanings provided therefor in the Letter of Credit or the Contract.

      Beneficiary has executed and delivered this Certificate on this _______ day of _____________, 199_.

                              Sincerely,

                              VESTAS-AMERICAN WIND TECHNOLOGY, INC.


                              By
                                 --------------------------------------
                              Its:

                                    EXHIBIT P

                          V47 Facility Price Breakdown

A. Material charges for tangible personal property conveyed and incorporated into realty as improvements

Manufacturing Items:

                                A (1)               A (2)                   A (3)
                                -----               -----                   -----
                            Manufacturing      Applicable Texas       Reimbursement for
                            Item Cost ($)     State & Local Tax     Insurance and Customs
Manufacturing Item               (incl.         on A (1) Items @        Duties on A (1)
Description                    delivery)           6.25% ($)               Items ($)               Total
-------------------------  ---------------   -------------------   ------------------------    ------------
42 ea. Vestas V47 WTG's       10,426,160     0 Exempt for Resale           293,694              10,719,854
-------------------------  ---------------   -------------------   ------------------------    ------------
42 ea. V47 rotor blade        5,787,210      0 Exempt for Resale           171,600              5,958,810
sets
-------------------------  ---------------   -------------------   ------------------------    ------------
42 ea. V47 top & bottom       1,113,630                                     31,369              1,144,999
control panels                               0 Exempt for Resale
-------------------------  ---------------   -------------------   ------------------------    ------------
42 ea. sets control             21,000                                       591                  21,591
cables between top and                       0 Exempt for Resale
bottom control panels
-------------------------  ---------------   -------------------   ------------------------    ------------
42 ea. sets power cables       189,000                                      5,323                194,323
between top and bottom                       0 Exempt for Resale
control panels
-------------------------  ---------------   -------------------   ------------------------    ------------
42 ea. 65 m. tubular          4,072,760      0 Exempt for Resale                                4,072,760
towers



-------------------------  ---------------   -------------------   ------------------------    ------------
42 ea. sets of the
attached tubular tower
accessories:
    ladders                    376,000       0 Exempt for Resale                                 376,000
                           ---------------   -------------------   ------------------------    ------------
    lights                      44,100       0 Exempt for Resale                                  44,100
                           ---------------   -------------------   ------------------------    ------------
    safety equipment            17,640       0 Exempt for Resale                                  17,640
                           ---------------   -------------------   ------------------------    ------------
FAA light power
cables and mounting
hardware                         2,000       0 Exempt for Resale                                   2,000
-------------------------  ---------------   -------------------   ------------------------    ------------
TOTAL                         22,049,500     0 Exempt for Resale           502,577              22,552,077
-------------------------  ---------------   -------------------   ------------------------    ------------

Non-Manufacturing Items:

                                A (4)                A (5)                   A (6)
                                -----                -----                   -----
                                                Applicable Texas       Reimbursement for
                          Non-manufacturing    State & Local Tax         Insurance and
Non-Manufacturing           Item Cost ($)       on A (4) Items @       Customs Duties on
Item Description          (incl. delivery)         6.25% ($)            A(4)Items ($)             Total
-------------------------  ---------------   -------------------   ------------------------    ------------
N/A
-------------------------  ---------------   -------------------   ------------------------    ------------


B. Reimbursement for separately listed items consumed by Contractor, rather than incorporated into realty or conveyed to Corporation, and reimbursement of Texas sales/use tax paid by Contractor thereon

                                                                       Reimbursement of
                                                                       Applicable Texas
                                                                       State & Local Tax
Item                                                Cost ($)               Paid ($)               Total
------------------------------------------    -------------------   ------------------------    ----------
Consumables & materials for assembly &               23,315            to be determined          23,315
installation
------------------------------------------    -------------------   ------------------------    ----------

C.    Construction Labor for items in A.

Item                                                                 Cost ($)
---------------------------------------------------------------   -------------
Installation, Start-up, commissioning and acceptance testing of      775,230
all items
---------------------------------------------------------------   -------------

D. Lump-sum combined material and labor charges for specified improvements to realty and reimbursement of Texas state and local sales/use tax paid by Contractor on Items consumed by Contractor in connection therewith

                                                      Lump Sum Combined
Item                                                Material & Labor ($)
-------------------------------------             -------------------------
N/A
-------------------------------------             -------------------------

E.    Total overhead and profit

                                       1,312,903
-------------------------------------------------

F. Sale of taxable items conveyed to Corporation but not incorporated into realty

Tangible Personal Property:

                                    F (1)                     F (2)
                                    -----                     -----
                                                     Applicable Texas State &
Tangible Personal Property                          Local Tax on F(1) items @
Item Description                Item Cost ($)               6.25% ($)                  Total
--------------------------   -------------------    --------------------------      ----------
3 ea. Foundation template           8,550                     534.38                  $9,084.38
rings
--------------------------   -------------------    --------------------------      ----------

Taxable Services:

                                    F (3)                     F (4)
                                    -----                     -----
                                                     Applicable Texas State &
                                   Services         Local Tax on F (3) Items @
Service Description                Cost ($)                 6.25% ($)                 Total
--------------------------   -------------------    --------------------------      ----------
N/A
--------------------------   -------------------    --------------------------      ----------

G. Sale of non-taxable items conveyed to Corporation but not incorporated into realty


Item                                                                  Cost ($)
---------------------------------------------------------------   -------------
3 sets As-built drawings                                               500
---------------------------------------------------------------   -------------
6 sets operations and maintenance manuals                             1,925
---------------------------------------------------------------   -------------
TOTAL                                                                 2,425
---------------------------------------------------------------   -------------


H. Sale of non-taxable training conveyed to Corporation but not incorporated into realty


Item                                                                  Cost ($)
---------------------------------------------------------------   -------------
Training in turbine operations                                       15,000
---------------------------------------------------------------   -------------


Note: Costs attributable to items procured from Denmark listed in section A.
      assume an exchange rate of 6.6 DKK to 1 US$.

                                    EXHIBIT Q

                          V66 Facility Price Breakdown

A. Material charges for tangible personal property conveyed and incorporated into realty as improvements

Manufacturing Items:

                                A (1)               A (2)                   A (3)
                                -----               -----                   -----
                            Manufacturing      Applicable Texas       Reimbursement for
                            Item Cost ($)     State & Local Tax     Insurance and Customs
Manufacturing Item              (incl.         on A (1) Items @        Duties on A (1)
Description                   delivery)           6.25% ($)               Items ($)               Total
-------------------------  ---------------   -------------------   ------------------------    ------------
4 ea. Vestas V66 WTG's        2,831,119      0 Exempt for Resale            75,561              2,906,680
-------------------------  ---------------   -------------------   ------------------------    ------------
4 ea. V66 rotor blade         1,456,521      0 Exempt for Resale            40,920              1,497,441
sets
-------------------------  ---------------   -------------------   ------------------------    ------------
4 ea. V66 top & bottom         106,060                                      2,830                108,890
control panels w/ manuals                    0 Exempt for Resale
-------------------------  ---------------   -------------------   ------------------------    ------------
4 ea. sets control              2,000                                        480                  2,480
cables between top and                       0 Exempt for Resale
bottom control panels
-------------------------  ---------------   -------------------   ------------------------    ------------
4 ea. sets power cables         18,000                                        55                  18,055
between top and bottom                       0 Exempt for Resale
control panels
-------------------------  ---------------   -------------------   ------------------------    ------------


-------------------------  ---------------   -------------------   ------------------------    ------------
4 ea. 80 m. tubular            931,870       0 Exempt for Resale                                 931,870
towers
-------------------------  ---------------   -------------------   ------------------------    ------------
4 ea. sets of the
attached tubular tower
accessories:
    ladders (3);                35,500       0 Exempt for Resale                                  35,500
    elevator (1)
                           ---------------   -------------------   ------------------------    ------------
    lights                      4,200        0 Exempt for Resale                                  4,200
                           ---------------   -------------------   ------------------------    ------------
    safety equipment            1,680        0 Exempt for Resale                                  1,680
                           ---------------   -------------------   ------------------------    ------------
FAA light power
cables and mounting               500        0 Exempt for Resale                                    500
hardware
-------------------------  ---------------   -------------------   ------------------------    ------------
TOTAL                         5,387,450      0 Exempt for Resale           119,846              5,507,296
-------------------------  ---------------   -------------------   ------------------------    ------------

Non-Manufacturing Items:

                                A (4)                A (5)                   A (6)
                                -----                -----                   -----
                                                Applicable Texas       Reimbursement for
                          Non-manufacturing    State & Local Tax         Insurance and
Non-Manufacturing           Item Cost ($)       on A (4) Items @      Customs Duties on A
Item Description          (incl. delivery)         6.25% ($)             (4)Items ($)             Total
-------------------------  ---------------     -----------------   ------------------------    ------------
N/A
-------------------------  ---------------     -----------------   ------------------------    ------------

B. Reimbursement for separately listed items consumed by Contractor, rather than incorporated into realty or conveyed to Corporation, and reimbursement of Texas sales/use tax paid by Contractor thereon

                                                           Reimbursement of
                                                           Applicable Texas
                                                           State & Local Tax
Item                                         Cost ($)          Paid ($)             Total
---------------------------------------   -------------  ---------------------    ----------
Consumables & materials for assembly &        9,500        to be determined         9,500
installation
---------------------------------------   -------------  ---------------------    ----------

C.    Construction Labor for items in A.

Item                                                                   Cost ($)
----------------------------------------------------------------    ------------
Installation, Start-up, commissioning and acceptance testing of        293,550
all items
----------------------------------------------------------------    ------------

D. Lump-sum combined material and labor charges for specified improvements to realty and reimbursement of Texas state and local sales/use tax paid by Contractor on Items consumed by Contractor in connection therewith

                                                      Lump Sum Combined
Item                                                Material & Labor ($)
------------------------------------------------   ------------------------
N/A
------------------------------------------------   ------------------------

E.    Total overhead and profit

                                         321,304
-------------------------------------------------

F. Sale of taxable items conveyed to Corporation but not incorporated into realty

Tangible Personal Property:

                                    F (1)                     F (2)
                                    -----                     -----
                                                     Applicable Texas State &
Tangible Personal Property                          Local Tax on F(1) items @
Item Description                Item Cost ($)               6.25% ($)                  Total
----------------------------   ---------------     ---------------------------     --------------
1 ea. Foundation template           2,850                     178.13                 $3,028.13
rings
----------------------------   ---------------     ---------------------------     --------------

Taxable Services:

                                    F (3)                     F (4)
                                    -----                     -----
                                                     Applicable Texas State &
                                   Services         Local Tax on F (3) Items @
Service Description                Cost ($)                 6.25% ($)                  Total
----------------------------   ---------------     ---------------------------     --------------
N/A
----------------------------   ---------------     ---------------------------     --------------

G. Sale of non-taxable items conveyed to Corporation but not incorporated into realty


Item                                                                Cost ($)
---------------------------------------------------------------  -------------
3 sets As-built drawings                                               300
---------------------------------------------------------------  -------------
6 sets operations and maintenance manuals                              700
---------------------------------------------------------------  -------------
TOTAL                                                                 1,000
---------------------------------------------------------------  -------------


H. Sale of non-taxable training conveyed to Corporation but not incorporated into realty


Item                                                                Cost ($)
---------------------------------------------------------------  -------------
Training in turbine operations                                       5,000
---------------------------------------------------------------  -------------


Note: Costs attributable to items procured from Denmark listed in section A.
      assume an exchange rate of 6.6 DKK to 1 US$.